                                                                  Exhibit (b)(1)

                                                                  CONFORMED COPY

                               U.S. $4,000,000,000

                            RESTATED CREDIT AGREEMENT

                                   dated as of

                                  July 7, 2003

                                      among

                                   Alcan Inc.,
                            as Borrower and Guarantor

                           The Designated Subsidiaries
                               Referred to Herein,
                                  as Borrowers

                            The Lenders Party Hereto

                              Royal Bank of Canada,
                             as Administrative Agent

                                       and

                   Morgan Stanley & Co. International Limited,
                         as Lead Tender Offer Guarantor

                               -----------------

                                 Syndicated by:

                Morgan Stanley Senior Funding (Nova Scotia) Co.,
                          Citigroup Global Markets Inc.
                                       and
                              RBC Capital Markets,
                     as Joint Lead Arrangers and Bookrunners

                Morgan Stanley Senior Funding (Nova Scotia) Co.,
                                       and
                         Citigroup Global Markets Inc.,
                            as Co-Syndication Agents

                                TABLE OF CONTENTS

                                                     ARTICLE 1
                                                    DEFINITIONS
SECTION 1.01. Definitions...................................................................................     1
SECTION 1.02. Accounting Terms and Determinations...........................................................    14
SECTION 1.03. Construction..................................................................................    15

                                                     ARTICLE 2
                                                    THE CREDITS

SECTION 2.01. Commitments to Lend...........................................................................    15
SECTION 2.02. Notice of Borrowings..........................................................................    15
SECTION 2.03. Notice to Lenders; Funding of Loans...........................................................    16
SECTION 2.04. Notes.........................................................................................    17
SECTION 2.05. Maturity of Loans.............................................................................    18
SECTION 2.06. Fees..........................................................................................    18
SECTION 2.07. Interest Rates................................................................................    18
SECTION 2.08. Compensation for Reserve Requirements.........................................................    19
SECTION 2.09. Method of Electing Types of Interest Rates and Interest Periods for Dollar-Denominated Loans..    20
SECTION 2.10. Method of Electing Interest Periods for Alternative Currency Loans............................    21
SECTION 2.11. Termination or Reduction of Commitments.......................................................    21
SECTION 2.12. Optional Prepayments..........................................................................    22
SECTION 2.13. Mandatory Prepayments.........................................................................    22
SECTION 2.14. General Provisions as to Payments.............................................................    23
SECTION 2.15. Funding Losses................................................................................    24
SECTION 2.16. Computation of Interest and Fees..............................................................    24
SECTION 2.17. Judgment Currency.............................................................................    24
SECTION 2.18. Designated Subsidiaries.......................................................................    25
SECTION 2.19. Notice Provisions Relating to Reduction Events................................................    26
SECTION 2.20. Escrow Account................................................................................    26

                                                     ARTICLE 3
                                                     CONDITIONS

SECTION 3.01. Effective Date................................................................................    26
SECTION 3.02. Initial TO Borrowing..........................................................................    28
SECTION 3.03. Other TO Borrowings...........................................................................    29
SECTION 3.04. All Other Borrowings..........................................................................    29
SECTION 3.05. First Borrowing by Each Designated Subsidiary.................................................    29

                                                     ARTICLE 4
                                           REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Corporate Existence and Power.................................................................    30
SECTION 4.02. Corporate and Governmental Authorization; No Contravention....................................    30
SECTION 4.03. Binding Effect................................................................................    31
SECTION 4.04. Financial Information.........................................................................    31
SECTION 4.05. Litigation....................................................................................    32
SECTION 4.06. Compliance with Laws..........................................................................    32
SECTION 4.07. No Regulatory Restrictions on Borrowing.......................................................    32
SECTION 4.08. Full Disclosure...............................................................................    32
SECTION 4.09. Subsidiary Guarantors.........................................................................    33

                                                     ARTICLE 5
                                                     COVENANTS

SECTION 5.01. Information...................................................................................    33
SECTION 5.02. Compliance with Laws..........................................................................    34
SECTION 5.03. Debt to Capitalization........................................................................    34
SECTION 5.04. Consolidations, Mergers and Sales of Assets...................................................    35
SECTION 5.05. Negative Pledge...............................................................................    36
SECTION 5.06. Pari Passu....................................................................................    38
SECTION 5.07. Use of Proceeds...............................................................................    38
SECTION 5.08. The Tender Offer..............................................................................    38

                                                     ARTICLE 6
                                                      DEFAULT

SECTION 6.01. Events of Default.............................................................................    40
SECTION 6.02. Notice of Default.............................................................................    41

                                                     ARTICLE 7
                        THE AGENTS, THE TENDER OFFER GUARANTORS AND CERTAIN INDEMNIFICATIONS

SECTION 7.01. Appointment and Authorization.................................................................    41
SECTION 7.02. Agents and Affiliates.........................................................................    42
SECTION 7.03. Action by Agents..............................................................................    42
SECTION 7.04. Consultation with Experts.....................................................................    42
SECTION 7.05. Liability of Agents...........................................................................    42
SECTION 7.06. Indemnifications..............................................................................    42
SECTION 7.07. Credit Decision...............................................................................    44
SECTION 7.08. Successor Agents..............................................................................    44
SECTION 7.09. Agents' Fees..................................................................................    44
SECTION 7.10. Tender Offer Guarantors.......................................................................    44

                                                     ARTICLE 8
                                              CHANGE IN CIRCUMSTANCES
SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair......................................    45
SECTION 8.02. Illegality....................................................................................    45
SECTION 8.03. Increased Cost and Reduced Return.............................................................    46
SECTION 8.04. Taxes.........................................................................................    47
SECTION 8.05. Replacement of Lender.........................................................................    49
SECTION 8.06. Substitution of Dollar-Denominated Loans for Affected Euro-Currency Loans.....................    50

                                                     ARTICLE 9
                                                      GUARANTY

SECTION 9.01. The Guaranty..................................................................................    50
SECTION 9.02. Guaranty Unconditional........................................................................    51
SECTION 9.03. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances...................    51
SECTION 9.04. Waiver by Alcan...............................................................................    52
SECTION 9.05. Subrogation...................................................................................    52
SECTION 9.06. Stay of Acceleration..........................................................................    52

                                                     ARTICLE 10
                                                   MISCELLANEOUS

SECTION 10.01. Notices.......................................................................................    52
SECTION 10.02. No Waivers....................................................................................    53
SECTION 10.03. Expenses; Indemnification.....................................................................    53
SECTION 10.04. Set-offs......................................................................................    54
SECTION 10.05. Amendments and Waivers........................................................................    55
SECTION 10.06. Participations and Assignments................................................................    56
SECTION 10.07. No Reliance on Margin Stock...................................................................    57
SECTION 10.08. Waiver of Jury Trial..........................................................................    57
SECTION 10.09. Judicial Proceedings..........................................................................    57
SECTION 10.10. Governing Law.................................................................................    58
SECTION 10.11. Counterparts; Integration.....................................................................    58

                             SCHEDULES AND EXHIBITS

Commitment Schedule

Pricing Schedule

Exhibit A  -  Note

Exhibit B  -  Opinion of Roy Millington, Legal Counsel and Corporate Secretary
              of Alcan

Exhibit C  -  Opinion of Sullivan & Cromwell LLP, Special New York Counsel for
              Alcan

Exhibit D  -  Election to Participate

Exhibit E  -  Election to Terminate

Exhibit F  -  Opinion of Counsel for a Designated Subsidiary

Exhibit G  -  Assignment and Assumption Agreement

                            RESTATED CREDIT AGREEMENT

         RESTATED CREDIT AGREEMENT dated as of July 7, 2003 among ALCAN INC., the DESIGNATED SUBSIDIARIES referred to herein, the LENDERS party hereto, ROYAL BANK OF CANADA (successor to Morgan Stanley Senior Funding (Nova Scotia) Co.), as Administrative Agent, MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO., as Arranger, and MORGAN STANLEY & CO. INTERNATIONAL LIMITED, as Lead Tender Offer Guarantor.

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Accepted Target Securities" means the Target Securities declared in the Result Notice as having been the subject of acceptances by the shareholders or bondholders or other securities holders of the Target and which are to be acquired by Alcan pursuant to the Tender Offer.

         "Acquisition" means the acquisition by Alcan of Target Securities representing more than 50% of the total share capital and voting rights in the Target, calculated on a fully-diluted basis, pursuant to the Tender Offer.

         "Administrative Agent" means Royal Bank of Canada (successor to Morgan Stanley Senior Funding (Nova Scotia) Co.), in its capacity as administrative agent for the Lenders hereunder, and any successor in such capacity.

         "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, duly completed by such Lender and submitted to the Agent.

         "Agents" means the Administrative Agent and the Arranger.

         "Alcan" means Alcan Inc., a corporation organized under the laws of Canada, and its successors.

         "algroup" means Alcan Holdings Switzerland AG, a corporation organized under the laws of Switzerland, and its successors.

         "Alternative Currencies" means euros so long as (x) such currency is freely transferable and is freely convertible into Dollars in the London foreign exchange market and (y) deposits in such currency are customarily offered to banks in the London interbank market.

         "Alternative Currency Loan" means a Loan that is made in an Alternative Currency in accordance with the applicable Notice of Borrowing.

         "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Base Rate Lending Office and (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office.

         "Arranger" means Morgan Stanley Senior Funding (Nova Scotia) Co., in its capacity as a Lead Arranger and Bookrunner.

         "Assignee" has the meaning set forth in Section 10.06(c).

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Base Rate Lending Office) or such other office as such Lender may hereafter designate as its Base Rate Lending Office by notice to the Administrative Agent; provided that any Lender may from time to time by notice to Alcan and the Administrative Agent designate separate Base Rate Lending Offices for its Base Rate Loans to different Borrowers, in which case all references herein to the Base Rate Lending Office of such Lender shall be deemed to refer to any or all of such offices, as the context may require.

         "Base Rate Loan" means a Loan that is outstanding as a Base Rate Loan in accordance with the applicable Notice of Borrowing or an applicable Notice of Interest Rate Election or pursuant to Article 8 or the last sentence of Section 2.09(a).

         "Base Rate Margin" means the Euro-Currency Margin less 1.00%, if the result is a positive number.

         "Borrower" means Alcan or any Designated Subsidiary, as the context may require.

         "Borrowing" means an aggregation of Loans to be made by the Lenders to the same Borrower pursuant to Section 2.01 on the same day, all of which Loans
(i) are made in the same currency, (ii) in the case of Loans denominated in Dollars, are of the same Type (subject to Article 8) and (iii) except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings may be classified and referred to by Type (e.g., a "Euro-Currency Borrowing").

         "Canadian GAAP" means Canadian generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Alcan's chartered accountants) with the most recent audited consolidated financial statements of Alcan and its Consolidated Subsidiaries delivered to the Lenders.

         "Change of Control" means that (i) any Person or group of Persons shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act, using the term "person" therein as defined herein) of 40% or more of the outstanding shares of common stock of Alcan or
(ii) individuals who, as of the Effective Date, constitute the board of directors of Alcan (the "Incumbent Directors") cease for any reason to constitute at least a majority of Alcan's board of directors, provided that any person becoming a director after the Effective Date whose election, or nomination for election by Alcan's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of directors of Alcan) shall also be considered an Incumbent Director.

         "CMF" means the French Conseil des Marches Financiers.

         "COB" means the French Commission des Operations de Bourse.

         "Combined Subsidiary Capitalization" means, at any time, the sum of (i) Combined Subsidiary Indebtedness and (ii) the sum (without duplication) of the Consolidated Net Worth of each member of the Combined Subsidiary Group, in each case at such time.

         "Combined Subsidiary Group" means, at any time, (i) Alcan Aluminum Corporation, (ii) British Alcan Aluminium plc, (iii) Alcan Deutschland GmbH,
(iv) once it becomes a Subsidiary, the Target and (v) each Wholly-Owned Subsidiary which at such time holds any of the Consolidated Indebtedness of Alcan Aluminum Corporation, British Alcan Aluminium plc, Alcan Deutschland GmbH or the Target.

         "Combined Subsidiary Indebtedness" means, at any time, the sum of the Consolidated Indebtedness of each member of the Combined Subsidiary Group, determined at such time after eliminating any Indebtedness owed by one member of the Combined Subsidiary Group (or its subsidiaries) to another member of the Combined Subsidiary Group (or its subsidiaries).

         "Commitment" means (i) with respect to any Lender listed on the Commitment Schedule, the amount set forth opposite its name on the Commitment Schedule under the column "Commitment", (ii) with respect to any Assignee, the amount of the transferor Lender's Commitment assigned to such Assignee pursuant to Section 10.06(c) and (iii) with respect to any Replacement Lender, the amount of the replaced Lender's Commitment assumed by such Replacement Lender pursuant to Section 8.05, in each case as such amount may be reduced from time to time pursuant to Section 2.11 or changed as a result of an assignment pursuant to
Section 10.06(c) or the replacement of a Lender by one or more Replacement Lenders pursuant to Section 8.05; and "Commitments" means any or all of the foregoing, as the context may require; provided that the "Commitment" of any Lender on any date shall be reduced by the aggregate amount of Counter-Indemnity Payments made by such Lender on or prior to such date and as to which such Lender has not been reimbursed by Alcan pursuant to Section 10.03 on or prior to such date.

         "Commitment Fee Rate" has the meaning set forth in the Pricing
Schedule.

         "Commitment Schedule" means the Commitment Schedule attached hereto.

         "Consolidated Capitalization" means, when used with respect to Alcan or any Subsidiary, the sum of its Consolidated Indebtedness and its Consolidated Net Worth.

         "Consolidated Indebtedness" means, at any date, (i) when used with respect to Alcan, all Indebtedness of Alcan and its Consolidated Subsidiaries, determined on a consolidated basis, as of such date and (ii) when used with respect to any Subsidiary, all Indebtedness (except

Indebtedness owed to Alcan) of such Subsidiary and its consolidated subsidiaries, determined on a consolidated basis as of such date. In each case such Consolidated Indebtedness shall be quantified at the amount that would be included in determining total liabilities as shown on the liability side of either a consolidated balance sheet of Alcan and its Consolidated Subsidiaries or a consolidated balance sheet of such Subsidiary and its consolidated subsidiaries, as the case may be, if such a balance sheet were prepared in accordance with Canadian GAAP as of such date (or, in the case of a Guarantee or similar contingent obligation, on a balance sheet of the primary obligor prepared in accordance with Canadian GAAP as of such date).

         "Consolidated Net Worth" means, at any date, (i) when used with respect to Alcan, the consolidated stockholders' equity of Alcan and its Consolidated Subsidiaries (including minority interests and redeemable non-retractable preference shares), computed and consolidated as of such date in accordance with Canadian GAAP, and (ii) when used with respect to a Subsidiary, the consolidated stockholders' equity of such Subsidiary and its consolidated subsidiaries (including minority interests and redeemable non-retractable preference shares), computed and consolidated as of such date in accordance with Canadian GAAP.

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of Alcan in its consolidated financial statements if such statements were prepared as of such date.

         "Counter-Indemnity Payment" means any payment made by a Lender pursuant to Section 7.06(b) or Section 7.06(c).

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Designated Subsidiary" means, at any time, a Subsidiary that constitutes a "Designated Subsidiary" at such time as provided in Section 2.18.

         "Dollar Amount" means, at any time:

                  (i) with respect to any Dollar-Denominated Loan or any Consolidated Indebtedness denominated in Dollars, the principal amount thereof then outstanding, and with respect to any Net Proceeds in Dollars, the amount of such Net Proceeds;

                  (ii) with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars at the spot rate at which such Alternative Currency is offered for sale against Dollars as shown on Reuters page FX, WRLD at the relevant Rate Fixing Time; and

                  (iii) with respect to any Consolidated Indebtedness, any judgment or order, or Net Proceeds, in each case denominated in a currency other than Dollars, the principal amount or amount thereof then outstanding in such currency, converted to Dollars at the spot rate at which such currency is offered for sale against Dollars as shown on Reuters page FX, WRLD at the relevant Rate Fixing Time.

As used in this definition, "Rate Fixing Time" means (i) if a Dollar Amount is being determined in connection with a Borrowing, prepayment or other action requiring advance notice from a Borrower to the Administrative Agent hereunder, a time determined by the Administrative Agent within a reasonable time after it receives such notice and (ii) if a Dollar Amount is being determined in any other connection, a time determined by the Administrative Agent on the day on which the relevant action is to be taken or for which the relevant amount is to be determined, as the case may be.

         "Dollar-Denominated Loan" means a Loan that is made in Dollars in accordance with the applicable Notice of Borrowing.

         "Dollars" and the sign "$" mean lawful money of the United States.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Eastern Time" means local time in the Eastern time zone of the United States and Canada.

         "Effective Date" means the first date on which all the conditions specified in Section 3.01 are satisfied.

         "Election to Participate" means an Election to Participate, substantially in the form of Exhibit D hereto, designating a Subsidiary as a Designated Subsidiary.

         "Election to Terminate" means an Election to Terminate, substantially in the form of Exhibit E hereto, terminating the status of a Subsidiary as a Designated Subsidiary.

         "Environmental Laws" means any and all laws, ordinances, rules and regulations relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974 as amended, or any successor statute.

         "Escrow Account" means an escrow account established by the Administrative Agent on the books of the Administrative Agent and in the name of Alcan, and subject to terms and conditions satisfactory to the Administrative Agent and the Lead Tender Offer Guarantor.

         "Euro-Currency Business Day" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Alternative Currency Loan, in each case for which funds are to be paid or made available in an Alternative Currency on such day, in which case such day shall not be a Euro-Currency Business Day unless commercial banks are open for international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are to be paid or made available.

         "Euro-Currency Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Currency Lending Office by notice to the Administrative Agent; provided that any Lender may from time to time by notice to Alcan and the Administrative Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies and/or to different Borrowers, in which case all references herein to the Euro-Currency Lending Office of such Lender shall be deemed to refer to any or all of such offices, as the context may require.

         "Euro-Currency Loan" means a Loan that is either a Euro-Dollar Loan or an Alternative Currency Loan.

         "Euro-Currency Margin" has the meaning set forth in the Pricing
Schedule.

         "Euro-Currency Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "Euro-Dollar Loan" means a Loan that is outstanding as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing or an applicable Notice of Interest Rate Election or the provisions of Section 8.02 or 8.06.

         "euros" and the sign "E" mean the lawful currency of the member states of the European Union that have adopted such single currency in accordance with the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992), and as further amended or supplemented from time to time.

         "Events of Default" has the meaning set forth in Section 6.01.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

         "Existing Multi-Year Facility" means Alcan's existing US$1,000,000,000 Credit Agreement dated as of December 10, 1996, as amended, and any refinancing thereof on substantially similar terms.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Royal Bank of Canada on such day on such transactions as determined by the Administrative Agent.

         "Funding Date" means the first date on which all the conditions specified in Section 3.02 are satisfied.

         "Governmental Authority" means any governmental body, commission, administrative agency or similar instrumentality of government.

         "Group of Loans" means at any time a group of Loans consisting of (i) all Loans to the same Borrower which are Base Rate Loans at such time or (ii) all Euro-Currency Loans to the same Borrower which are in the same currency and have the same Interest Period at such time; provided that, if a Euro-Currency Loan of any particular Lender is converted to or made as a Dollar-Denominated Loan pursuant to Section 8.02 or 8.06, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means Alcan or any Subsidiary Guarantor.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Indebtedness" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with Canadian GAAP and (v) all Guarantees by such Person of obligations of another Person of the types described in clauses (i) to (iv) inclusive of this definition.

         "Indemnitee" has the meaning set forth in Section 10.03(b).

         "Initial TO Borrowing" means the first TO Borrowing hereunder.

         "Interest Period" means, with respect to each Euro-Currency Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the relevant Borrower or the Administrative Agent may elect in the applicable notice; provided that:

                  (i) any Interest Period (except an Interest Period determined pursuant to clause (iii) below) which would otherwise end on a day which is not a Euro-Currency Business Day for the relevant currency shall be extended to the next succeeding Euro-Currency Business Day for such currency unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day for such currency;

                  (ii) any Interest Period which begins on the last Euro-Currency Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Euro-Currency Business Day for the relevant currency in a calendar month; and

                  (iii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date (or, if the Maturity Date is not a Euro-Currency Business Day for the relevant currency, the next preceding Euro-Currency Business Day for such currency).

         "Lead Tender Offer Guarantor" means Morgan Stanley & Co. International Limited, in its capacity as provider of the Tender Offer Guarantee.

         "Lenders" means (i) each bank or financial institution listed on the Commitment Schedule under the column "Lenders", (ii) each Assignee which becomes a Lender pursuant to Section 10.06(c) and (iii) each Replacement Lender which becomes a Lender pursuant to Section 8.05, and their respective successors.

         "Lien" means, with respect to any asset, any mortgage, hypothec, charge, pledge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of this Agreement, Alcan or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a loan made by a Lender pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.07(b).

         "Mandate Letter" means the letter in respect of the Tender Offer between Alcan and the Tender Offer Guarantors.

         "Mandate Letter Indemnity" means the indemnity given by Alcan to the Tender Offer Guarantors under the Mandate Letter pursuant to which Alcan agrees to indemnify the Tender Offer Guarantors for all losses, costs, expenses and liabilities relating to the Tender Offer, including without limitation any payments made by any of them pursuant to the Tender Offer Guarantee and any other liabilities relating thereto, as such indemnity agreement may be amended from time to time.

         "Margin Stock" has the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System.

         "Material Indebtedness" means Indebtedness (other than Indebtedness under this Agreement) of Alcan or any Significant Subsidiary, arising in one or more related or unrelated transactions, in an aggregate Dollar Amount exceeding $50,000,000.

         "Materially Adverse Effect" means any materially adverse change in the business, results of operations or financial condition of Alcan and its Subsidiaries taken as a whole.

         "Maturity Date" means July 5, 2004.

         "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event (including any cash received in respect of any non-cash proceeds, but only as and when received) in each case net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Alcan and its Subsidiaries to third parties (other than affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction), the amount of all payments required to be made by Alcan and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Alcan and its Subsidiaries, and the amount of any reserves established by Alcan and its Subsidiaries to fund contingent liabilities (including liabilities in respect of indemnities, warranties and similar claims) reasonably estimated to be payable, in each case during the year that such event occurred and the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Alcan).

         "New York Office" means, at any time, the office of the Administrative Agent in New York City specified in or pursuant to Section 10.01 at such time.

         "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it.

         "Notice of Borrowing" has the meaning set forth in Section 2.02.

         "Notice of Interest Rate Election" means a notice by a Borrower electing a type of interest rate and/or the duration of an Interest Period as provided in Section 2.09(a) or 2.10.

         "Parent" means, with respect to any Lender, any Person controlling such Lender.

         "Participant" has the meaning set forth in Section 10.06(b).

         "Permitted Encumbrances" means:

         (a) liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings where the failure to make payment pending such contest could not reasonably be expected to have a Materially Adverse Effect;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings where the failure to make payment pending such contest could not reasonably be expected to have a Materially Adverse Effect;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.01(h); and

         (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Alcan or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Investments" means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the French Republic (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the French Republic), in each case denominated in euros and maturing within 180 days from the date of acquisition thereof.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Phase II Review" has the meaning set forth in Section 3.02(c).

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "Prime Rate" means the rate of interest publicly announced by Royal Bank of Canada from time to time as its Prime Rate for Dollar loans in the United States.

         "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31.

         "Receivables Securitization" means sales of accounts receivable of Alcan or any of its Subsidiaries in connection with agreements for limited recourse or non-recourse sales by Alcan or such Subsidiary for cash, provided that (a) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of the Board of Directors of Alcan or such Subsidiary, (b) such agreement does not create any interest in any asset other than accounts receivable (and property securing or otherwise supporting accounts receivable) and proceeds of the foregoing and (c) such agreement is entered into in the ordinary course of business consistent with past practices and pursuant to existing arrangements.

         "Reduction Event" means:

                  (i) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property of Alcan or any Subsidiary, except (x) the disposition of assets located in South Korea for aggregate consideration not to exceed $300,000,000 in a sale-leaseback or other transaction (with a view to securing maximum benefit from the fiscal attributes of Alcan Taihan Aluminum Limited, the Subsidiary disposing of such assets), as contemplated, and disclosed to the Agents and the Lenders, prior to the Effective Date, and (y) dispositions of assets (other than securities) in the ordinary course resulting in aggregate Net Proceeds not exceeding $2,500,000 for any disposition transaction or $50,000,000 for all qualifying dispositions during any fiscal year;

                  (ii) the issuance by Alcan or any Subsidiary of any equity security, including without limitation any equity-linked security, or the receipt by Alcan or any Subsidiary of any capital contribution, except (x) any such issuance of any equity security to, or receipt of any such capital contribution from, Alcan or any Subsidiary and (y) any such issuance in connection with the exercise of employee stock options; and

                  (iii) the incurrence by Alcan or any Subsidiary of any Indebtedness, including without limitation pursuant to a public offering, a private placement or a syndicated bank financing, except
         (w) Indebtedness incurred under this Agreement, (x) Indebtedness incurred under the Existing Multi-Year Facility to the extent that, after giving effect to such Indebtedness and the application of the proceeds thereof, the Dollar Amount of Indebtedness outstanding under the Existing Multi-Year Facility does not exceed

         $1,000,000,000, (y) Indebtedness incurred under the Renewed Facility to the extent that, after giving effect to such Indebtedness and the application of the proceeds thereof, the Dollar Amount of Indebtedness outstanding under the Renewed Facility does not exceed $1,000,000,000 and (z) bilateral lines of credit and refinancings and renewals thereof in the ordinary course of business in amounts not in excess of the amounts available thereunder on the Effective Date.

         "Reference Banks" means Citibank, N.A. and Royal Bank of Canada.

         "Renewed Facility" means Alcan's $1,000,000,000 Credit Agreement dated as of July 8, 2003, as amended, and any refinancing thereof on substantially similar terms.

         "Replacement Lender" means a bank or other institution (which may include one or more of the Lenders) selected by Alcan with the approval of the Administrative Agent (which shall not be unreasonably withheld) to replace a Lender pursuant to Section 8.05.

         "Required Lenders" means, at any time, Lenders having Commitments and an aggregate Dollar Amount of outstanding Loans (without duplication) in an aggregate amount equal to at least 66 2/3% of the Total Commitments and Dollar Amount of outstanding Loans (without duplication) or, if all the Commitments shall have terminated, Lenders holding at least 66 2/3% of the sum of the aggregate Dollar Amounts of the outstanding Loans.

         "Responsible Officer" means the Chairman, the President and Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Treasurer, the Controller or any Assistant Treasurer of Alcan.

         "Result Notice" means an announcement by the CMF published through Euronext Paris of the final outcome of the Tender Offer (avis de resultat) specifying the number of Target Securities tendered by the shareholders and other securities holders of the Target which are to be acquired by Alcan pursuant to the Tender Offer.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Settlement Account" means an account of Euronext Paris confirmed by Euronext Paris to the Lead Tender Offer Guarantor as being the account into which the payment relating to the Accepted Target Securities is to be made.

         "Settlement Date" means any date specified by the CMF in the Result Notice as being the date on which the payment relating to the Accepted Target Securities is to be made.

         "Significant Subsidiary" means any Subsidiary which would meet the definition of "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

         "Spot Conversion Rate" means, with respect to any conversion of an Alternative Currency Loan to a Dollar-Denominated Loan, the Administrative Agent's spot buying rate for the relevant Alternative Currency against Dollars as of approximately 11:00 A.M. (London time) on the date of such conversion.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Alcan. On and after the date of (and after giving effect to the) consummation of the Acquisition, each of the Target and its subsidiaries shall be a "Subsidiary" for all purposes under this Agreement.

         "Subsidiary Guarantor" means any Subsidiary which guarantees the obligations of the Borrowers pursuant to Section 5.04(b).

         "Subsidiary Guaranty Agreement" has the meaning set forth in Section 5.04(b).

         "Target" means Pechiney, a societe anonyme organized under the laws of France.

         "Target Securities" means, collectively, (i) the shares of common stock, par value E15.25 per share (the "Shares"), of the Target, (ii) the bonds of the Target convertible into new Shares and/or exchangeable for existing Shares, par value E75.25 per bond (obligations convertibles et/ou echangeables en actions nouvelles ou existantes, or "OCEANEs"), (iii) the Bonus Allocation Rights of the Target (10 of which are exchangeable for one Share) and (iv) the American Depositary Shares of the Target, each representing one-half of one Share.

         "Tender Offer" means the tender offer for the Target Securities by Alcan substantially on the terms described in the Tender Offer Documents.

         "Tender Offer Documents" means, collectively, (i) the registration statement on Form S-4 under the U.S. Securities Act of 1933 to be filed with the SEC, (ii) the lettre de depot to be filed with the CMF together with certain other documents, (iii) the Mandate Letter and (iv) the note d'information to be filed with the COB, in each case relating to the tender offer for the Target Securities by Alcan and substantially in the form of the drafts dated July 7, 2003 which were provided to the Arranger and as amended or modified thereafter from time to time; provided that no amendment or waiver of a material term (e.g., the form and amount of consideration or the terms of and conditions to the Tender Offer) thereof shall be effective for purposes of this Agreement unless consented to by the Required Lenders.

         "Tender Offer Guarantee" means the guarantee given by the Tender Offer Guarantors as required by the CMF in respect of the obligations of Alcan in connection with the Tender Offer.

         "Tender Offer Guarantors" means the Lead Tender Offer Guarantor and each other financial institution that is designated as a "Tender Offer Guarantor" under the Mandate Letter by Alcan and the Lead Tender Offer Guarantor as to which notice of such designation has been received by the Agents from Alcan or the Lead Tender Offer Guarantor.

         "Term Period" means the period from and including the Funding Date to but excluding the Maturity Date.

         "TO Borrowing" means any Borrowing by Alcan to the extent the proceeds thereof are applied to acquire Target Securities pursuant to the Acquisition.

         "TO Termination Date" means the date on which the Tender Offer lapses or terminates without the Funding Date having occurred, other than a lapse or termination that meets the following conditions: (i) such lapse or termination occurs either (x) on or before September 30, 2003 solely as the result of a request by a competition or antitrust authority for a Phase II review of the Acquisition (an "Antitrust Termination") or (y) on or before August 31, 2003 solely as the result of the revocation (annulation) of the avis de recevabilite by the CMF for the Tender Offer or the revocation (annulation) by the COB of its visa on the note d'information relating to the Tender Offer (a "Revocation");
(ii) within five Euro-Currency Business Days of such termination, Alcan provides to the Lenders an information package including the terms and conditions of the proposed refiled Tender Offer, projections reflecting the assets, liabilities, revenues and cash flow of Alcan on a consolidated basis after giving effect to the Acquisition as proposed to be consummated and a certification that (x) such consummation will not have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of Alcan and its subsidiaries, in each case taken as a whole, or of the Target and its subsidiaries, taken as a whole and (y) the representations and warranties contained in this Agreement shall be true on and as of the date of the refiling of the Tender Offer; (iii) within five Euro-Currency Business Days of receipt of the information package, the Required Lenders shall not have determined that the Commitments shall terminate; and (iv) Alcan shall refile the Tender Offer within 12 Euro-Currency Business Days after its lapse or termination (a lapse or termination meeting all of the above conditions being referred to herein as a "Permitted Termination"); provided that a second Antitrust Termination or a second Revocation shall not be a Permitted Termination.

         "Total Commitments", means, at any time, the aggregate amount of all the Commitments (whether used or unused) at such time.

         "Total Usage" means, at any time, the aggregate Dollar Amount of all Loans then outstanding.

         "Type" of Loan refers to whether such Loan is a Base Rate Loan or a Euro-Dollar Loan, each of which shall be a separate "Type" of Loan.

         "United States" and the abbreviations "U.S." and "U.S.A." mean the United States of America.

         "Western Europe" means the countries that are members of the European Union plus Switzerland, Norway and Iceland.

         "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by Alcan. Each Consolidated Subsidiary of algroup shall be deemed to be a Wholly-Owned Subsidiary so long as at least 99% of the outstanding shares of its capital stock or other ownership interests are directly or indirectly owned by Alcan.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Canadian GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by Alcan's chartered accountants) with the most recent audited consolidated financial statements of Alcan and its Consolidated Subsidiaries delivered to the Lenders; provided that, if Alcan notifies the Administrative Agent that Alcan wishes to amend any provision of this Agreement to eliminate the effect of any change in Canadian GAAP on the operation of such provision (or if the Administrative Agent notifies Alcan that the Required Lenders wish to amend any provision hereof for such purpose), then Alcan's compliance with such provision shall be determined on the basis of Canadian GAAP in effect immediately before the relevant change in Canadian GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to Alcan and the Required Lenders.

         SECTION 1.03. Construction. (a) All references in this Agreement to Sections, Articles, Schedules and Exhibits without further specification are to Sections of, Articles of, Schedules to and Exhibits to this Agreement.

         (b) The Table of Contents and the captions in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         (c)      Unless the context otherwise requires, "or" is not exclusive.

         (d) Unless the context otherwise requires, "including" means "including but not limited to".

                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. Commitments to Lend. (a) Loans. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make one or more loans to Alcan or any Designated Subsidiary pursuant to this subsection from time to time during the Term Period, in an aggregate Dollar Amount not to exceed such Lender's Commitment as in effect at such time. Each Borrowing shall be made from the several Lenders ratably in proportion to their respective Commitments. The Commitments are not revolving in nature, and Loans that are prepaid or repaid may not be reborrowed. Loans may be used for the purposes set forth in Section 5.07.

         (b) Currency and Amount of Each Borrowing. Each Borrowing shall be denominated in Dollars or an Alternative Currency. Each Borrowing shall be in an aggregate Dollar Amount of $25,000,000 or any larger integral multiple of $5,000,000; provided that any Borrowing may be in an aggregate Dollar Amount equal to (i) the maximum aggregate Dollar Amount then available for borrowing under the Commitments, or (ii) if such Borrowing is in an Alternative Currency, an aggregate Dollar Amount permitted by the foregoing provisions of this sentence reduced to the extent required so that the aggregate amount of such Borrowing in such Alternative Currency is an integral multiple of 10,000,000 units thereof.

         SECTION 2.02. Notice of Borrowings. The relevant Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") not later than 10:00 A.M. (Eastern Time) on (i) the date of each Borrowing comprised of Base Rate Loans, (ii) the third Euro-Dollar Business Day before each Borrowing comprised of Euro-Dollar Loans and (iii) the fourth Euro-Currency Business Day before each Borrowing comprised of Alternative Currency Loans, in each case specifying:

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Borrowing comprised of Base Rate Loans or a Euro-Currency Business Day for the relevant currency in the case of a Borrowing comprised of Euro-Currency Loans (and which, in the case of the Initial TO Borrowing, shall be the Settlement Date);

                  (b) the currency and aggregate amount (in such currency) of such Borrowing (and which, in the case of the Initial TO Borrowing, shall not exceed the cash consideration payable in relation to the Accepted Target Securities less the amount on deposit on the Escrow Account);

                  (c) if such Borrowing is comprised of Dollar-Denominated Loans, the Type of such Loans; and

                  (d) in the case of a Borrowing comprised of Euro-Currency Loans, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

In the case of the first Borrowing by each Borrower (other than Alcan), such Borrower shall give the Administrative Agent one extra day's notice of such Borrowing.

         SECTION 2.03. Notice to Lenders; Funding of Loans. (a) Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Lender of the contents thereof (including the name of the Borrower) and of such Lender's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the relevant Borrower.

         (b)      On the date of each Borrowing, each Lender shall:

                  (i) if such Borrowing is to be made in Dollars make available its share of such Borrowing in Dollars, not later than 12:00 Noon (Eastern Time), in Federal or other funds immediately available in New York City, to the Administrative Agent at its New York Office; or

                  (ii) if such Borrowing is to be made in an Alternative Currency, make available its share of such Borrowing in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Lenders by at least four Euro-Currency Business Days' notice.

Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent shall make the funds so received from the Lenders available to the relevant Borrower at the aforesaid address or place; provided that, upon the receipt by the Administrative Agent of a notice with the requisite information about the

Settlement Account from the Lead Tender Offer Guarantor, the funds so received in respect of the Initial TO Borrowing shall be wired directly to the Settlement Account.

         (c) Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing (if any), the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by such Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) if such amount is repaid by such Lender, the Federal Funds Rate (if such Borrowing is in Dollars) or the applicable London Interbank Offered Rate (if such Borrowing is in an Alternative Currency). If such Lender shall repay to the Administrative Agent such corresponding amount, the relevant Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.04. Notes. (a) The Loans of each Lender to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Lender for the account of its Applicable Lending Office.

         (b) Each Lender may, by notice to a Borrower and the Administrative Agent, request that its Loans of a particular Type to such Borrower be evidenced by a separate Note of such Borrower. Each such Note shall be substantially in the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type; provided that a Lender may request a different form of Note if such different form is necessary or advisable for regulatory purposes. Each reference in this Agreement to the "Note" or "Notes" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c)      Promptly after receiving Notes from any Borrower pursuant to
Section 3.01(b) or 3.05(b), the Administrative Agent shall forward such Notes to the Lenders. Each Lender shall record the date, currency, amount (in such currency), Type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of any of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to the relevant Borrower then outstanding; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by each Borrower so to endorse its Note of such Borrower and to attach to and make a part of such Note a continuation of any such schedule as and when required.

         SECTION 2.05. Maturity of Loans. Each Loan held by each Lender shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date (or, if such date is not a Euro-Currency Business Day for the relevant currency, the next preceding Euro-Currency Business Day for such currency).

         SECTION 2.06. Fees. (a) Alcan shall pay to the Administrative Agent, for the account of each Lender, a commitment fee calculated for each day at the Commitment Fee Rate for such day (determined in accordance with the Pricing Schedule). Such commitment fee shall accrue for each day from and including the Effective Date to but excluding the date on which the Commitments are terminated on the amount of such Lender's unused Commitment in effect on such day.

         (b) All fees payable pursuant to this Section 2.06 shall be payable for the account of each Lender quarterly in arrears on each Quarterly Payment Date, and on the date on which such Lender's Commitment terminates in its entirety.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or is converted to a different Type, at a rate per annum equal to the sum of the Base Rate Margin (if any) plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a different Type, on the date such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate Margin (if any) applicable to such Loan plus the Base Rate for such day.

         (b) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

         The "London Interbank Offered Rate" applicable to any Interest Period means (i) the rate shown on the Telerate page for the relevant currency (e.g., pages 3740 and 3750) and for a period of time comparable to such Interest Period at approximately 11:00 A.M. (London time) two Euro-Currency Business Days before the first day of such Interest Period or, if such rates are not available, (ii) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the relevant currency are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Currency Business Days before the first day of such Interest Period, in each case in an amount approximately equal to the principal amount of the Euro-Currency Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (c) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the rate determined in accordance with Section 2.07(b), provided that the applicable London Interbank Offered Rate referred to therein shall be the highest of (i) the London Interbank Offered Rate applicable to such Loan immediately before it became overdue, (ii) the London Interbank Offered Rate applicable to such Loan on each day thereafter for such period of time not longer than three months as the Administrative Agent may select and (iii) the quotient obtained (rounded upward if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in the relevant currency in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Currency Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the Base Rate Margin (if any) plus the Base Rate for such day).

         (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to Alcan and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. Compensation for Reserve Requirements. (a) If and so long as a reserve requirement of the type described in the definition of "Euro-Currency Reserve Percentage" is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Lender subject to such requirement may require each Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Euro-Currency Loans to such Borrower, additional interest on such Euro-Currency Loan at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Currency Reserve Percentage over (ii) the applicable London Interbank Offered Rate.

         (b) Any Lender wishing to require payment of additional interest pursuant to paragraph (a) of this Section 2.08 (i) shall so notify Alcan and the Administrative Agent, in which case such additional interest on the relevant Euro-Currency Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each applicable Interest Period commencing at least three Euro-Currency Business Days after the giving of such notice and (ii) shall notify each Borrower, at least five Euro-Currency Business Days before each date on which interest is payable on such Euro-Currency Loans to such Borrower, of the additional amount then due to such Lender under this Section.

         SECTION 2.09. Method of Electing Types of Interest Rates and Interest Periods for Dollar-Denominated Loans. (a) Each Base Rate Loan and Euro-Dollar Loan shall initially be of the Type specified by the relevant Borrower in the applicable Notice of Borrowing. Thereafter, the relevant Borrower may from time to time elect to change or continue the Type of each Group of Base Rate Loans or Euro-Dollar Loans (subject to the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the relevant Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are Euro-Dollar Loans, the relevant Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.15 in the case of any such conversion on any day other than the last day of an Interest Period applicable to such Euro-Dollar Loans.

Each such election shall be made by delivering a notice to the Administrative Agent not later than 10:00 A.M. (Eastern Time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amount of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $50,000,000. If no such notice is timely received before the end of an Interest Period for a Group of Euro-Dollar Loans, the relevant Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election delivered pursuant to subsection (a) of this Section shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if all or any portion of the Loans comprising such Group are to be converted, the Type of Loans to which they are to be converted and if they are to be converted to Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly upon receiving a Notice of Interest Rate Election with respect to any Loans pursuant to subsection (a) of this Section, the Administrative Agent shall notify each

Lender of the contents thereof and such notice shall not thereafter be revocable by the relevant Borrower.

         SECTION 2.10. Method of Electing Interest Periods for Alternative Currency Loans. The initial Interest Period for each Group of Alternative Currency Loans shall be specified by the relevant Borrower in the applicable Notice of Borrowing. The relevant Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Administrative Agent, not later that 10:00 A.M. (Eastern Time) on the fourth Euro-Currency Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amount of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $50,000,000. If no such Notice of Interest Rate Election is timely received by the Administrative Agent, the relevant Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

         SECTION 2.11. Termination or Reduction of Commitments. (a) Alcan may, on at least three Domestic Business Days' notice to the Administrative Agent:

                  (i)      terminate the unused Commitments at any time; or

                  (ii) ratably reduce from time to time, by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the unused Commitments;

provided that Alcan may not reduce the Commitments on any date prior to the Funding Date without the consent of the Tender Offer Guarantors unless contemporaneously with any such reduction Alcan shall have deposited into the Escrow Account an amount in euros equivalent (as reasonably determined by the Administrative Agent) to the Dollar Amount of such reduction.

         (b)      (i)      Each Lender's Commitment shall terminate on the
earlier of (x) the TO Termination Date and (y) the last Domestic Business Day of the Term Period.

         (ii) Upon the repayment or prepayment of the principal amount of any Loan, such Lender's Commitment shall be automatically and permanently reduced by an amount equal to the Dollar Amount of such repayment or prepayment. Each such reduction shall be applied to reduce ratably the Commitments of the several Lenders.

         (iii) On any date prior to the Funding Date on which any Net Proceeds are received by or on behalf of Alcan or any Subsidiary in respect of any Reduction Event, the Commitments shall be automatically and permanently reduced by an amount equal to the Dollar Amount of such Net Proceeds, and Alcan or such Subsidiary shall immediately deposit such Net Proceeds in the Escrow Account in accordance with Section 2.20.

         SECTION 2.12. Optional Prepayments. (a) Any Borrower may:

                  (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans, in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000; or

                  (ii) upon at least three Euro-Currency Business Days' notice to the Administrative Agent, prepay any Group of Euro-Currency Loans, in whole at any time, or from time to time in part; provided that the aggregate Dollar Amount of any partial prepayment is at least $25,000,000;

in each case, by paying (in the relevant currency) the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in the relevant Group of Loans. If any Group of Euro-Currency Loans is prepaid on any day other than the last day of an Interest Period applicable thereto, such Borrower shall comply with the provisions of
Section 2.15 in connection with such prepayment.

         (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the relevant Borrower.

         SECTION 2.13. Mandatory Prepayments. (a) On each Quarterly Payment Date, Alcan shall cause one or more Borrowers to prepay Loans to the extent (if any) required so that on such Quarterly Payment Date, after giving effect to such prepayments, the Total Usage does not exceed the Total Commitments.

         (b) If on any day the Total Usage exceeds 105% of the Total Commitments, the Administrative Agent shall notify Alcan and the Lenders that Alcan is required to prepay Loans pursuant to this subsection. Within three Euro-Dollar Business Days after receiving such notice, Alcan shall cause one or more Borrowers to prepay Loans to the extent required so that, after giving effect to such prepayments, the Total Usage does not exceed the Total Commitments.

         (c) If on or before the first day of any Interest Period applicable to any Group of Alternative Currency Loans, there shall occur any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the opinion of the Administrative Agent makes it impracticable for such Group of Loans to continue to be denominated in the relevant Alternative Currency, the Administrative Agent shall forthwith give notice thereof to Alcan and the Lenders, in which event such Group of Loans shall be converted to Base Rate Loans at the Spot Conversion Rate on the later of (i) the last day of the immediately preceding Interest Period or (ii) the first Euro-Currency Business Day after the Administrative Agent gives such notice to Alcan and the Lenders. If the date of such conversion is determined pursuant to the foregoing clause (ii), such Group of Loans shall bear interest, for each date from and including the last day of such immediately preceding Interest Period to but excluding the date of such conversion, at a rate per annum determined as provided in Section

2.07(c) (except that the 1% per annum additional interest applicable to overdue amounts shall not apply).

         (d) On any date on or after the Funding Date on which any Net Proceeds are received by or on behalf of Alcan or any Subsidiary in respect of any Reduction Event, one or more Borrowers shall prepay Loans in an aggregate principal equal to the Dollar Amount of such Net Proceeds.

         (e) On the date on which the Acquisition is consummated, any amounts remaining in the Escrow Account after consummation will be applied to prepay Loans.

         (f) Each prepayment pursuant to subsection (a), (b), (d) or (e) of this Section shall be made in accordance with the provisions of Section 2.12 relating to optional prepayments (and shall be applied to prepay such Groups of Loans as the Borrowers shall designate or, absent such designation, as selected by the Administrative Agent).

         SECTION 2.14. General Provisions as to Payments. (a) Each payment of principal of, and interest on, the Dollar-Denominated Loans and each payment of fees hereunder, shall be made in Dollars not later than 12:00 Noon (Eastern
Time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its New York Office.

         (b) Each payment of principal of, and interest on, the Alternative Currency Loans shall be made in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, for the account of the Administrative Agent at such time and at such place as shall have been notified by the Administrative Agent to Alcan and the Lenders by at least four Domestic Business Days' notice.

         (c) Promptly upon receiving any payment for the account of the Lenders, the Administrative Agent will distribute to each Lender, in the currency and type of funds received by the Administrative Agent, such Lender's ratable share of such payment.

         (d) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day for the relevant currency, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day for such currency, unless (in the case of Euro-Currency Loans only) such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day for such currency. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. No extension (otherwise than by operation of law) of any date of payment of any Loan pursuant to this subsection shall extend such payment beyond the Maturity Date.

         (e) Unless the Administrative Agent shall have received notice from the relevant Borrower before the date on which any payment is due from such Borrower to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at (i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one day deposits in the relevant currency are offered to the Administrative Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

         SECTION 2.15. Funding Losses. If a Borrower makes any payment of principal with respect to any Euro-Currency Loan (pursuant to Section 2.12 or 2.13, Article 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto or the last day of an applicable period fixed pursuant to Section 2.07(c), or if a Borrower elects to convert Euro-Dollar Loans to Base Rate Loans pursuant to Section 2.09(a)(ii) on any day other than the last day of an Interest Period applicable to such Euro-Dollar Loans, or if a Borrower fails to borrow or prepay any Euro-Currency Loans after notice of such borrowing or prepayment has been given to any Lender in accordance with Section 2.03(a), 2.12(b) or 2.13(d), such Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.16. Computation of Interest and Fees. (a) Interest based on the Prime Rate hereunder and interest on Loans in pounds sterling hereunder shall be computed on the basis of a year of 365 days (or, in the case of the Prime Rate, 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         (b) For the purpose of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

         SECTION 2.17. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any Note in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at its New York Office on the Euro-Currency Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that, on the Euro-Currency Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the relevant Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 10.04, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the relevant Borrower.

         SECTION 2.18. Designated Subsidiaries. (a) Any Subsidiary shall constitute a "Designated Subsidiary" for purposes of this Agreement if and so long as:

                  (i) an Election to Participate designating such Subsidiary as a Designated Subsidiary for purposes hereof shall have been signed by Alcan and such Subsidiary and delivered to the Administrative Agent;

                  (ii) such Subsidiary is a Wholly-Owned Subsidiary organized under the laws of, and legally domiciled in, the United States, Canada, the United Kingdom, Germany or Switzerland, or any other country selected by Alcan with the consent of all the Lenders; and

                  (iii) an Election to Terminate with respect to such Subsidiary shall not have been delivered to the Administrative Agent.

When any Subsidiary becomes a Designated Subsidiary, the Administrative Agent will promptly notify each Lender thereof.

         (b) Alcan may elect to terminate the status of any Subsidiary as a Designated Subsidiary by delivering to the Administrative Agent an Election to Terminate with respect to such Subsidiary. The delivery of such Election to Terminate shall not affect any obligation of such Subsidiary theretofore incurred hereunder or any obligation of Alcan under Article 9. Promptly after receiving any Election to Terminate, the Administrative Agent will notify each Lender thereof.

         (c) The status of any Subsidiary as a Designated Subsidiary shall terminate immediately if, at any time, such Subsidiary shall (i) cease to be a Subsidiary or a "subsidiary" within the meaning of the Canada Business Corporations Act or (ii) commence a voluntary case or other proceeding, or an involuntary case or other proceeding shall be commenced against such

Subsidiary, seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or such Subsidiary shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, and, in the case of an involuntary case or other proceeding, such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief shall be entered against such Subsidiary under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. Within 90 days after the status of any Subsidiary as a Designated Subsidiary terminates pursuant to this subsection, such Subsidiary shall pay in full the unpaid principal of and interest on all outstanding Loans to such Subsidiary, failing which Alcan shall forthwith pay in full all such unpaid principal of and interest on all of such Subsidiary's outstanding Loans pursuant to Alcan's guarantee thereof set forth in Article 9. Nothing in this
Section 2.18(c) shall limit or otherwise affect Alcan's obligations under
Article 9.

         SECTION 2.19. Notice Provisions Relating to Reduction Events. Alcan will notify the Administrative Agent of the proposed consummation of any Reduction Event (and the corresponding reduction of the Commitments pursuant to Section 2.11 or prepayment of the Loans pursuant to Section 2.13, as the case may be) no later than 10:00 A.M. (Eastern Time) on the fifth Euro-Dollar Business Day prior to the date of the proposed consummation thereof. Such notice shall specify (i) the date of the proposed consummation of such Reduction Event,
(ii) a reasonably detailed calculation of the Net Proceeds thereof, and (iii) the anticipated amount of the reduction of the Commitments or prepayment of the Loans as a result thereof.

         SECTION 2.20. Escrow Account. The following amounts shall be deposited in the Escrow Account from time to time: (i) an amount in euros equivalent (as reasonably determined by the Administrative Agent) to the Dollar Amount of the Net Proceeds of any Reduction Event consummated prior to the Funding Date and
(ii) any amount to be deposited therein pursuant to the proviso to Section 2.11(a). The Administrative Agent will invest any amounts on deposit from time to time in the Escrow Account for the account of the Borrowers and at the direction of Alcan in Permitted Investments. The Borrowers shall have the right to withdraw amounts on deposit in the Escrow Account from time to time, so long as (x) the Borrowers shall have provided the Administrative Agent with at least three prior Euro-Dollar Business Days' notice and (y) the Borrowers shall apply such amounts immediately upon receipt thereof solely for the purchase of Target Securities. After consummation of the Acquisition, all amounts on deposit in the Escrow Account will be applied by the Administrative Agent first, to the prepayment of any outstanding Loans pursuant to Section 2.13, and second, as instructed by Alcan.

                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. Effective Date. The "Effective Date" under this Agreement shall occur on the first date on which each of the following conditions shall have been satisfied:

                  (a) the Administrative Agent shall have received (i) from each of the parties listed on the signature pages hereof either a counterpart of this Agreement signed by such party or facsimile or other written confirmation, in form satisfactory to the Administrative Agent, that such party has signed a counterpart hereof and (ii) from Alcan and the Lead Tender Offer Guarantor evidence satisfactory to the Arranger that the filing of the lettre de depot relating to the Tender Offer with the CMF shall occur on the Effective Date, substantially simultaneously with or immediately after the effectiveness of this Agreement;

                  (b) the Administrative Agent shall have received, for the account of any Lender a duly executed Note of Alcan for the account of such Lender, dated on or before the Effective Date and complying with the provisions of Section 2.04;

                  (c) the Administrative Agent shall have received an opinion of Roy Millington, a legal counsel and the Corporate Secretary of Alcan, substantially in the form of Exhibit B hereto;

                  (d) the Administrative Agent shall have received an opinion of Sullivan & Cromwell LLP, special New York counsel for Alcan, substantially in the form of Exhibit C hereto;

                  (e) the structure of the Acquisition (including without limitation the corporate, capital, organizational and tax structure thereof, the plans and sources of funds for the refinancing of certain existing Indebtedness of the Target and its subsidiaries that (x) could become due and payable as a result of the consummation of the Tender Offer, or (y) is otherwise not on terms and conditions acceptable to the Arranger, and all the definitive documentation related thereto, including the Tender Offer Documentation), will be in form and substance satisfactory to the Arranger, and the Tender Offer Documentation will be substantially in the form provided to the Arranger prior to the Effective Date;

                  (f) there shall not have occurred or become known to the Lenders any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of Alcan and its Subsidiaries, taken as a whole, or of the Target and its subsidiaries, taken as a whole;

                  (g) there shall be no pending or threatened litigation, proceeding or investigation which (i) could reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of Alcan and its Subsidiaries, taken as a whole, or of the Target and its subsidiaries, taken as a whole, or (ii) in any manner calls into question or challenges this Agreement or the making of the Loans hereunder;

                  (h) the Borrowers shall have paid (or made arrangements satisfactory to the Arranger to pay, for value on the Effective Date) in full all fees and expenses of the Agents, the Arranger, the Tender Offer Guarantors and the Lenders payable on or prior to the Effective Date; and

                  (i) the Administrative Agent shall have received such other certificates, agreements and documents as the Arranger may have reasonably requested relating to the existence of Alcan, the corporate authority for and the validity of this Agreement and Alcan's Notes and any other matters relevant to the Acquisition and the transactions contemplated hereby, all in form and substance satisfactory to the Arranger.

Upon the occurrence of the Effective Date, the Administrative Agent shall promptly notify Alcan, the Lenders and the Lead Tender Offer Guarantor of such fact, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Initial TO Borrowing. The obligation of any Lender to make a Loan on the occasion of the initial TO Borrowing is subject to the satisfaction of the following conditions:

                  (a) the fact that the Effective Date shall have occurred on or before July 9, 2003;

                  (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 specifying the date of such Borrowing as the date of consummation of the Tender Offer;

                  (c) Alcan shall have (i) obtained (1) evidence reasonably satisfactory to the Arranger that (x) each of the European Commission, the U.S. Department of Justice and the U.S. Federal Trade Commission has decided not to initiate an investigation that extends beyond the relevant initial period of investigation (a "Phase II Review") in respect of the Acquisition under the European Merger Regulation or the U.S. antitrust laws (or that the time limit for each such commission or agency to do so has expired without such a decision) and (2) either that there will not be a referral by the European Commission to any competent authority of a member state or, if there is such a referral, that the member state has decided not to refer the Acquisition to its own competition authority, (ii) prior authorization of the Acquisition from the French Ministry of Economy under the French foreign investment legislation and (iii) delivered to the Administrative Agent a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) and (ii);

                  (d) (i) the Agents shall have received satisfactory notification of the publication of the Result Notice, (ii) all of the conditions to the Tender Offer (including, without limitation, the minimum condition of the tender of Target Securities representing more than 50% of the total share capital and voting rights in the Target, calculated on a fully-diluted basis) shall have been satisfied, and the Tender Offer shall be consummated, concurrently with the making of the initial Loans hereunder, in accordance with the terms of the Tender Offer Documents and (iii) Alcan shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying as to the matters set forth in clause (ii);

                  (e) the fact that, prior to the making of any Loans pursuant to such Borrowing, Alcan shall have applied all amounts then on deposit in the Escrow Account to purchase Target Securities pursuant to the Tender Offer; and

                  (f) the Administrative Agent shall have received such other certificates, agreements and documents as the Arranger may have reasonably requested relating to the matters relevant to the Acquisition and the transactions contemplated hereby, all in form and substance satisfactory to the Arranger.

Upon the occurrence of the Funding Date, the Administrative Agent shall promptly notify Alcan and the Lenders of such fact, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.03. Other TO Borrowings. The obligation of any Lender to make a Loan on the occasion of any TO Borrowing (other than the Initial TO Borrowing) is subject to the satisfaction of the following conditions:

                  (a) the fact that the Effective Date shall have occurred on or before July 9, 2003 and the Funding Date shall have occurred; and

                  (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02.

         SECTION 3.04. All Other Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing (other than any TO Borrowing) is subject to the satisfaction of the following conditions:

                  (a) the fact that the Effective Date shall have occurred on or before July 9, 2003; and the Funding Date shall have occurred;

                  (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

                  (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (d) the fact that the representations and warranties of Alcan contained in this Agreement shall be true on and as of the date of such Borrowing; and

                  (e) in the case of an Alternative Currency Borrowing, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the opinion of the Administrative Agent makes it impracticable for such Borrowing to be denominated in the relevant Alternative Currency.

Each Borrowing under this Section shall be deemed to be a representation and warranty by Alcan on the date of such Borrowing as to the facts specified in clauses (c) and (d) of this Section.

         SECTION 3.05. First Borrowing by Each Designated Subsidiary. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Designated Subsidiary are each subject to the satisfaction of the conditions specified in Section 3.04 and receipt by the Administrative Agent of the following:

                  (a) an Election to Participate signed by Alcan and such Designated Subsidiary;

                  (b) a duly executed Note of such Designated Subsidiary for the account of each Lender, dated on or before the date of such Borrowing and complying with the provisions of Section 2.04;

                  (c) financial statements of such Designated Subsidiary of the kind described in Section 5.01(c) for such Designated Subsidiary's most recent fiscal year and fiscal quarter;

                  (d) an opinion of counsel for such Designated Subsidiary, substantially in the form of Exhibit F hereto;

                  (e) an opinion of Canadian counsel for Alcan, in form and substance satisfactory to the Agents, covering Alcan's corporate power and authority to guarantee, and the validity and enforceability of Alcan's guarantee pursuant to Article 9 of, all of the obligations of such Designated Subsidiary under this Agreement, and such other matters relating to such guarantee as the Administrative Agent may reasonably request; and

                  (f) all documents which the Administrative Agent may reasonably request relating to the existence of such Designated Subsidiary, the corporate authority for and the validity of its Election to Participate, this Agreement and its Notes, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Alcan represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. (a) Alcan is a corporation duly incorporated, validly existing and in good standing under the laws of Canada, and has all corporate powers required to carry on its business as now conducted.

         (b) Each Significant Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Designated Subsidiary is a Wholly-Owned Subsidiary.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. (a) The execution, delivery and performance by Alcan of this Agreement, its Notes and each Election to Participate, and, as of the Effective Date and the Funding Date, the purchase of Target Securities by Alcan pursuant to the Tender Offer (either by payment of cash or issuance of securities of Alcan), (i) are within Alcan's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any Governmental Authority under any provision of law or regulation applicable to Alcan (other than, with respect to the purchase of Target Securities pursuant to the Tender Offer, either (x) such actions that will have been taken and filings that will have been made and shall be in full force and effect as of the Funding Date or (y) such actions and filings the failure to have taken or made which could not reasonably be expected to have a Materially Adverse Effect or to affect Alcan's ability to perform its obligations under this Agreement and its Notes), and (iv) do not contravene, or constitute a default under, any provision of law or regulation applicable to Alcan or of its articles or by-law or of any agreement, judgment, injunction, order, decree or other instrument binding upon Alcan or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of Alcan or any of its Subsidiaries.

         (b) The execution and delivery by each Designated Subsidiary of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any Governmental Authority under any provision of law or regulation applicable to such Designated Subsidiary and (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its charter or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien on any of its assets.

         SECTION 4.03. Binding Effect. (a) This Agreement constitutes a valid and binding agreement of Alcan and each of its Notes and each Election to Participate, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Alcan, in each case enforceable in accordance with its terms, subject to the limitations described in subsection
(c) of this Section.

         (b) This Agreement constitutes a valid and binding agreement of each Designated Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Designated Subsidiary, in each case enforceable in accordance with its terms, subject to the limitations described in subsection (c) of this Section.

         (c) The enforceability of this Agreement, any Subsidiary Guaranty Agreement and the Notes in accordance with their respective terms may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity. The enforceability thereof in Canada may be limited by the Currency Act (Canada), which precludes Canadian courts from awarding a judgment for an amount expressed in a currency other than Canadian dollars, and to the extent that any requirement to pay interest at a greater rate after default than before default may not be enforceable in Canada if the same is construed by a Canadian court to constitute a penalty.

         SECTION 4.04. Financial Information. (a) The consolidated balance sheet of Alcan and its Consolidated Subsidiaries as of December 31, 2002 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP Chartered Accountants and set forth in Alcan's 2002 Annual Report on Form 10-K as filed with the SEC, a copy of which has been delivered to each of the Lenders, present fairly, in all material respects, the consolidated financial position of Alcan and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year, all in conformity with Canadian GAAP.

         (b) The unaudited interim consolidated balance sheet of Alcan and its Consolidated Subsidiaries as of March 31, 2003 and the related unaudited interim consolidated statements of income, retained earnings and cash flows for the three months then ended, set forth in Alcan's quarterly report for the fiscal quarter ended March 31, 2003 as filed with the SEC on Form 10-Q, a copy of which has been delivered to each Lender, present fairly, in all material respects, the consolidated financial position of Alcan and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments), all on a basis substantially consistent with the financial statements referred to in subsection (a) of this Section.

         (c) Since March 31, 2003 there has been no material adverse change in the business, results of operations or financial condition of Alcan and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of Alcan threatened against or affecting, Alcan or any of its Subsidiaries before any court, administrative agency, arbitration panel or similar tribunal (i) in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Materially Adverse Effect or (ii) in which any party other than an Agent or a Lender draws into question the validity of this Agreement or any of the Notes.

         SECTION 4.06. Compliance with Laws. Alcan and its Subsidiaries are in compliance, in all material respects, with all applicable laws, ordinances, rules and regulations of Governmental Authorities (including, without limitation, Environmental Laws and ERISA), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or
(ii) noncompliance therewith, in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

         SECTION 4.07. No Regulatory Restrictions on Borrowing. Neither Alcan nor any Designated Subsidiary is, or will be upon the consummation of any acquisition, (i) an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended, (ii) a "holding company" within the meaning of the U.S. Public Utility Holding Company Act of 1935, as amended, or
(iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

         SECTION 4.08. Full Disclosure. The Information (as defined below) furnished by Alcan, taken as a whole, did not, at the time it was furnished, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (except for any projections included therein, which projections provided reasonable estimations of future performance for the periods covered thereby subject to the uncertainty and approximation inherent in any projections and except to the extent later Information could reasonably have been expected to supersede earlier Information). As used in this Section, the term "Information" means (i) the information set forth in Alcan's report on Form 10-K for its fiscal year ended December 31, 2002 and in all subsequent reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Alcan shall have filed with the SEC and (ii) all other information furnished in writing to all the Lenders or to an Agent for distribution to all the Lenders.

         SECTION 4.09. Subsidiary Guarantors. If any Subsidiary becomes a Subsidiary Guarantor pursuant to Section 5.04(b), (i) such Subsidiary Guarantor will be a Wholly-Owned Subsidiary duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) the execution, delivery and performance by it of its Subsidiary Guaranty will be within its corporate powers and will have been duly authorized by all necessary corporate action, will not require any action by or in respect of, or filing with, any Governmental Authority under any provision of law or regulation applicable to such Subsidiary Guarantor, will not contravene, or constitute a default under, any provision of law or regulation applicable to it or of its charter or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation of any Lien on any of its assets and (iii) its Subsidiary Guaranty Agreement will constitute a valid and binding agreement of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to the limitations described in Section 4.03(c).

                                    ARTICLE 5
                                    COVENANTS

         Alcan agrees that, so long as any Lender has any Commitment hereunder or any principal of or interest on any Loan remains unpaid:

         SECTION 5.01. Information. Alcan will deliver to each Lender:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of Alcan, a consolidated balance sheet of Alcan and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on (in a manner acceptable for filings with the SEC under the Exchange Act) by PricewaterhouseCoopers LLP Chartered Accountants or other independent chartered accountants of internationally recognized standing;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Alcan, an unaudited consolidated balance sheet of Alcan and its Consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income and cash flows for such quarter and for the portion of Alcan's fiscal year ended at the end of such quarter, setting forth in the case of such income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of Alcan's previous fiscal year, which may be in the form of a press release, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with Canadian GAAP by an authorized financial officer or accounting officer of Alcan;

                  (c) if any Loan is outstanding to any Borrower (other than Alcan) at the end of any fiscal year, a consolidated balance sheet of such Borrower and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, which financial statements may (at Alcan's election) be publicly available financial statements, statutory financial statements or unaudited internal financial statements;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a duly authorized officer of Alcan (i) setting forth in reasonable detail the calculations required to establish whether Alcan was in compliance with the requirements of Sections 5.03 and 5.05 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Alcan is taking or proposes to take with respect thereto;

                  (e) within five days after any Responsible Officer of Alcan obtains knowledge of any Default, if such Default is then continuing, a certificate of a duly authorized officer of Alcan setting forth the details thereof and the action which Alcan is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of Alcan generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly after the filing thereof, a copy of each report on Form 10-K, 10-Q or 8-K (or their equivalents) filed by Alcan with the SEC; and

                  (h) from time to time such additional information regarding the financial position or business of Alcan and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

         SECTION 5.02. Compliance with Laws. Alcan will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules and regulations of Governmental Authorities (including, without limitation, Environmental Laws, ERISA and laws and regulations applicable to the Tender Offer), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) noncompliance therewith, in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

         SECTION 5.03. Debt to Capitalization. (a) Alcan's Consolidated Indebtedness will at all times be less than 55% of its Consolidated Capitalization.

         (b) Alcan will cause the Consolidated Indebtedness of each of the following Subsidiaries at all times to be less than 55% of such Subsidiary's Consolidated Capitalization:

                  (i) Alcan Aluminum Corporation (and, after the merger of Alcan Aluminum Corporation into Alcan Corporation, Alcan Corporation),

                  (ii)     British Alcan Aluminium plc,

                  (iii)    Alcan Deutschland GmbH,

                  (iv)     once it becomes a Subsidiary, the Target,

                  (v)      any Subsidiary Guarantor, and

                  (vi) any Designated Subsidiary (except algroup or any of its subsidiaries) not listed above, but only so long as such Designated Subsidiary remains a Designated Subsidiary;

provided that, for purposes of this subsection (b), the Consolidated Indebtedness of each of Alcan Aluminum Corporation (and, after the merger of Alcan Aluminum Corporation into Alcan Corporation, Alcan Corporation), British Alcan Aluminium plc, Alcan Deutschland GmbH and the Target shall exclude Indebtedness owed to a Wholly-Owned Subsidiary of Alcan if and so long as Combined Subsidiary Indebtedness is less than 55% of Combined Subsidiary Capitalization.

         SECTION 5.04. Consolidations, Mergers and Sales of Assets. (a) Alcan will not consolidate, amalgamate or merge with or into any other Person; provided that Alcan may merge with another Person if (i) Alcan is the corporation surviving such merger and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing and all the representations and warranties of Alcan contained in this Agreement shall be true.

         (b) Alcan will not, and will not permit its Subsidiaries to, sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of Alcan and its Subsidiaries, taken as a whole, to any other Person; provided that (i) any Subsidiary may transfer any or all of its assets to Alcan or a Wholly-Owned Subsidiary at any time, (ii) Alcan may sell Margin Stock to Persons that are not affiliates so long as any such sale is for fair value, as determined in good faith by the board of directors of Alcan and (iii) Alcan may transfer its assets to one or more of its Subsidiaries from time to time; provided that, if the assets so transferred by Alcan are Material Assets (as defined below), each transferee Subsidiary that receives all or any portion of such Material Assets directly (or indirectly through one or more other Subsidiaries) from Alcan shall be a Wholly-Owned Subsidiary and shall have delivered to the Administrative Agent:

                  (x) in consideration of such transfer, a guaranty agreement (a "Subsidiary Guaranty Agreement"), in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Subsidiary shall guarantee the obligations of each Borrower under this Agreement in substantially the same manner as Alcan guarantees the obligations of each Designated Subsidiary in Article 9;

                  (y) an opinion of such Subsidiary's counsel, in form and substance satisfactory to the Administrative Agent, with respect to the due authorization, validity and enforceability of its Subsidiary Guaranty Agreement and such other matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request; and

                  (z) all documents the Administrative Agent may reasonably request relating to the existence of such Subsidiary, the corporate authority for and the validity of its Subsidiary Guaranty Agreement and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

         For purposes of this Section, the following terms have the following meanings:

                           "Material Assets" means (i) any capital stock of
                  Alcan Aluminum Corporation (and, after the merger of Alcan Aluminum Corporation into Alcan Corporation, Alcan Corporation), British Alcan Aluminium plc, Alcan Deutschland GmbH, the Target or algroup, (ii) any smelter, (iii) any electric generating facility constituting the primary source of power for any Principal Property or (iv) any other asset that Alcan determines in good faith to be of material importance to the business conducted by it.

                           "Principal Property" means any mineral property,
                  smelter, refinery, mill, fabricating plant or similar processing or manufacturing facility, or any electric generating plant constituting the primary source of power for any such facility, located in the United States, Canada or Western Europe, of Alcan or any Subsidiary, and having a net book value on the date as of which determination is being made of more than 0.5% of Consolidated Net Tangible Assets as of such date.

                           "Consolidated Net Tangible Assets" means (x) the
                  aggregate of all assets, including assets leased under capital lease obligations, (less depreciation, obsolescence, amortization, valuation and other proper reserves) which in accordance with Canadian GAAP would appear on the asset side of a consolidated balance sheet of Alcan and its Consolidated Subsidiaries as of the end of the fiscal quarter immediately preceding the date on which Consolidated Net Tangible Assets are to be determined, after eliminating franchises, licenses, permits, patents, patent applications, copyrights, trade names, goodwill, organizational expenses, and other like intangibles, unamortized debt discount and expense, less (y) the aggregate of all consolidated current liabilities which would appear on the liability side of such balance sheet, all as determined in accordance with Canadian GAAP.

         SECTION 5.05. Negative Pledge . (a) Alcan will not, and will not permit any Subsidiary to, create or assume any Lien on any of its assets; excluding, however, from the operation of this Section:

                  (i) the creation or assumption of any Purchase Money Mortgage; provided that, immediately after giving effect to the creation or assumption thereof, the aggregate outstanding principal amount secured by all Purchase Money Mortgages shall not exceed 5% of Consolidated Net Worth as shown on a consolidated balance sheet of Alcan and its Consolidated Subsidiaries as of a date not more than 135 days prior to such time;

                  (ii) any Lien securing Indebtedness of any Subsidiary to Alcan or to any other Subsidiary so long as the same shall be held by or for the benefit of Alcan or a Subsidiary; provided that any transfer or assignment of such Lien, or of the Indebtedness secured thereby, by Alcan or such other Subsidiary to a Person other than Alcan or a Subsidiary shall be deemed to be the creation at that time of a Lien securing Indebtedness held by or for the benefit of such other Person;

                  (iii) Liens existing on property or assets of a corporation or other Person that becomes a Subsidiary after the date hereof prior to the time such corporation or other Person becomes a Subsidiary; provided that (x) such Liens are not created in contemplation of or in connection with such Person becoming a Subsidiary, (y) such Liens shall not apply to any other property or assets of Alcan or any Subsidiary and (z) such Liens shall secure only those obligations which it secures on the date such Person becomes a Subsidiary;

                  (iv) any Lien in favor of the United States or Canada or any State or Province thereof, or any department, agency, or instrumentality or political subdivision thereof, to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Indebtedness or obligations incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Lien (including any Lien incurred in connection with pollution control, industrial revenue or similar financings);

                  (v) the sale or other transfer of any minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or any other interest in property of the character commonly referred to as a "production payment," "mineral payment" or "ore payment", unless Alcan or a Subsidiary has personally assumed or becomes generally liable for any Indebtedness in connection with such sale or transfer;

                  (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien authorized under this Section 5.05; provided that the aggregate principal amount or commutation value, as the case may be, secured thereby does not exceed that of the obligations then outstanding to be refunded;

                  (vii) Liens on Margin Stock, to the extent that the value of all Margin Stock of Alcan and its Subsidiaries subject to the provisions of this Section 5.05 exceeds 25% of the value of the total assets of Alcan and its Subsidiaries subject to the provisions of this
         Section 5.05;

                  (viii)   Permitted Encumbrances;

                  (ix) Liens on accounts receivable (and in property securing or otherwise supporting such accounts receivable together with proceeds thereof) of Alcan and its Subsidiaries in connection with a Receivables Securitization; provided that the aggregate of any amounts received in such Receivables Securitization shall not at any time exceed $300,000,000;

                  (x) Liens previously granted by Alcan and a Subsidiary in the aggregate 40% undivided ownership interest held by Alcan and such Subsidiary in the Alouette aluminum smelter in Quebec, such Liens having been granted on a reciprocal basis for the benefit of the other owners of interests in the Alouette smelter to secure the performance of certain obligations of Alcan and such Subsidiary to such other owners;

                  (xi) Liens on assets located in South Korea and disposed of for aggregate consideration not to exceed $300,000,000 in a transaction referred to in clause (i) of the definition of Reduction Event; and

                  (xii) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness and other obligations in an aggregate principal and notional amount which, together with all such Indebtedness and obligations permitted by clauses (i), (ii), (iii) and (vi) of this Section, shall not exceed 5% of Consolidated Net Worth as shown on a consolidated balance sheet of Alcan and its Consolidated Subsidiaries as of a date not more than 135 days prior to such time.

         (b) For purposes hereof, "Purchase Money Mortgage" means any Lien upon property acquired, constructed or improved, or to be acquired, constructed or improved, by Alcan or any Subsidiary and created prior to, contemporaneously with, or within six months after, such acquisition or the completion of such construction or improvement to secure the amount of the purchase price of such property or the cost of such construction or improvement, or any part thereof, or any Lien existing on such property at the time of the acquisition thereof, whether the obligations secured thereby are payable to the Person from whom such property is acquired or otherwise.

         SECTION 5.06. Pari Passu. Alcan will ensure that no claims of the Lenders or any Agent against any Borrower or Guarantor will be at any time subordinate to the claims of other unsecured creditors of such Borrower or Guarantor (except to the extent provided under bankruptcy, insolvency and other similar laws of general application relating to or affecting the enforcement of creditors' rights).

         SECTION 5.07. Use of Proceeds. (a) The proceeds of the Loans will be used by Alcan to acquire the Accepted Target Securities pursuant to the Tender Offer, and by the Borrowers to refinance certain outstanding Indebtedness of the Target; provided that proceeds of the first Borrowing shall be applied only to acquire Accepted Target Securities pursuant to the Tender Offer.

         (b) None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock, unless such use could not result in a violation of Regulation U of the Board of Governors of the Federal Reserve System.

         SECTION 5.08. The Tender Offer. (a) Alcan shall not without the consent of the Arranger (acting on the instructions of the Required Lenders) and the Tender Offer Guarantors:

                  (i) increase (and shall ensure that nothing is done or omitted by or on behalf of it or any of its Subsidiaries that would require an increase in) the total cash consideration payable for the Target Securities above the level set forth in the Tender Offer Documents as in effect on the Effective Date; or

                  (ii) extend the Tender Offer or waive, amend, revise or agree or decide not to enforce, in whole or in part, any other material term of the Tender Offer or the Tender Offer Documents.

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

         (b) Except for the description thereof contained in the Tender Offer Documents on the Effective Date, Alcan shall not (and shall ensure that none of its Subsidiaries shall) issue or allow to be issued on its behalf any press release or other publicity which refers to this Agreement, the Commitments, the Loans or any Agent or Lender without the consent of the Arranger, unless the publicity is required by law, the COB, the CMF or any stock exchange, in which case Alcan shall, to the extent possible in the circumstances, notify the Arranger as soon as practicable upon becoming aware of the requirement, shall consult with the Arranger on the terms of the reference and shall have regard to any timely comments of the Arranger.

         (c) Alcan shall keep the Agents and the Lenders informed as to the status and progress of the Tender Offer and of all material communications with the CMF, the COB, the SEC and any other French or U.S. authority relating to the Tender Offer.

         (d) Alcan shall promptly inform the Agents and the Lenders of any material request for information from, or opening of a Phase II Review by, the French or European competition authorities or the U.S. Department of Justice or Federal Trade Commission.

         (e) Alcan shall promptly inform the Arranger if in connection with the Tender Offer, the acquisition of Target Securities by Alcan or any matter arising therefrom:

                  (i) any material antitrust authorization: (A) is granted or refused; or (B) could reasonably be expected not to be granted before the Tender Offer closing date; or (C) is or could reasonably be expected to be subject to any conditions and/or legally binding assurances and/or undertakings which if satisfied could reasonably be expected to have a Materially Adverse Effect; or

                  (ii) any legally binding assurances and/or undertakings by or on behalf of Alcan or any of its Subsidiaries or the Target or any of its subsidiaries are proposed, offered or given by or on behalf of any such member in connection with any antitrust authorization;

and shall promptly disclose to the Agents such information as the Agents may from time to time reasonably request in connection with, and the course of action (if any) proposed to be taken by Alcan as a result of, any such event or circumstance.

         (f) Alcan shall promptly provide the Administrative Agent with each legal opinion (other than any 10b-5 or similar disclosure opinion or portion of an opinion) delivered by Alcan, or a representative or agent of or counsel to Alcan, pursuant to the Tender Offer Documents (or any dealer manager agreement relating to the Tender Offer) with a letter from each Person delivering such opinion authorizing reliance thereon by the Agents and the Lenders, such reliance letter to be in form and substance reasonably satisfactory to the Arranger.

         (g) If Target Securities representing more than 50% of the total share capital and voting rights in the Target (on a fully-diluted basis) are tendered in the Tender Offer, and all of the other conditions to the Tender Offer have been satisfied (or waived, with the consent of the Required Lenders), Alcan will accept such Target Securities and consummate the Tender Offer. Promptly after the consummation of the Tender Offer, Alcan will use its reasonable best efforts to acquire Target Securities such that Alcan owns at least 95% of the total share capital and voting rights in the Target.

                                    ARTICLE 6
                                     DEFAULT

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) any Borrower shall fail to pay when due any principal of or interest on any Loan, or any fee or other amount payable hereunder, which failure, in the case of any amount other than principal, continues for five Domestic Business Days;

                  (b) (i) Alcan shall fail to observe or perform any covenant or agreement contained in Sections 5.03 through 5.08, inclusive, or (ii) Alcan shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) above or clause (b)(i)) for 30 days after written notice thereof has been given to Alcan by the Administrative Agent at the request of any Lender;

                  (c) any representation, warranty, certification or statement made by Alcan in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (d) one or more Guarantors or Significant Subsidiaries shall fail to make one or more payments in respect of Material Indebtedness when due or within any applicable grace period;

                  (e) any event or condition shall occur which results in the acceleration of the maturity of Material Indebtedness of one or more Guarantors or Significant Subsidiaries or enables (any applicable grace period having expired) the holder or holders of such Material Indebtedness, or any Person or Persons acting on their behalf, to accelerate the maturity thereof;

                  (f) any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (g) an involuntary case or other proceeding shall be commenced against any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Guarantor under any applicable bankruptcy, insolvency or other similar law as now or hereafter in effect;

                  (h) a judgment or order for the payment of money in a Dollar Amount in excess of $50,000,000 shall be rendered against any Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                  (i) the guarantee by Alcan in Article 9 or the guarantee by any Subsidiary Guarantor in its Subsidiary Guaranty Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or Alcan or any Subsidiary Guarantor (or any Person on behalf of Alcan or any Subsidiary Guarantor) shall deny or disaffirm its obligations under any such guarantee; or

                  (j) a Change of Control shall have occurred and, within 90 days thereafter, Alcan shall not have either (i) obtained a waiver with respect to such Change of Control pursuant to Section 10.05 or
         (ii) repaid all outstanding Loans and terminated all the Commitments pursuant to Section 2.11;

then, and in every such event, the Administrative Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to Alcan terminate all the Commitments and they shall thereupon terminate, and (ii) if requested by Lenders holding more than 50% in aggregate Dollar Amount of the Loans, by notice to Alcan declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that (A) in the case of any of the Events of Default specified in clause (f) or (g) above with respect to any Guarantor, without any notice to Alcan or any other act by the Administrative Agent or the Lenders, all the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (B) the Administrative Agent shall not have the right or obligation to take any of the actions set forth in clauses (i) or (ii), and no Lender shall have the right to request the Administrative Agent to do so, at any time prior to the occurrence of the Funding Date.

         SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to Alcan under Section 6.01(b)(ii) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                    ARTICLE 7
      THE AGENTS, THE TENDER OFFER GUARANTORS AND CERTAIN INDEMNIFICATIONS

         SECTION 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agents and Affiliates. Each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Alcan or any Subsidiary or affiliate of Alcan as if it were not an Agent hereunder.

         SECTION 7.03. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agents shall not be required to take any action with respect to any Default, except as expressly provided in Article 6 with respect to the Administrative Agent.

         SECTION 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent chartered accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agents. None of the Agents, their respective affiliates and their respective directors, officers, agents or employees shall be liable for any action taken or not taken by such Agent or affiliate in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective affiliates and their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (A) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (B) the performance or observance of any of Alcan's covenants or agreements; (C) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to such Agent; or (D) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile transmission, e-mail or similar communication) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnifications. (a) Each Lender shall, ratably in accordance with the aggregate amount of its Commitments and outstanding principal amount of Loans (without duplication), indemnify each Agent, and each of their respective affiliates, directors, officers, agents and employees (to the extent not reimbursed by any Borrower or Guarantor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitee hereunder; it being understood that that no Lender shall have any obligation under this
Section 7.06(a) to indemnify any Tender Offer Guarantor for any matter covered by Section 7.06(b).

         (b) Each Lender shall, ratably in accordance with the aggregate amount of its Commitment, indemnify promptly on demand each Tender Offer Guarantor for any amount due and payable by Alcan to such Tender Offer Guarantor pursuant to the Mandate Letter Indemnity and not so paid by Alcan, provided that its obligations under this Section 7.06(b) shall not exceed the aggregate amount of its Commitment (net, on any date, of the aggregate outstanding amount of its Loans on any such date). Notwithstanding any other provisions of this Agreement, the obligations of the Lenders under this Section are unconditional and irrevocable.

         (c) If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with Section 7.06(b), then such Lender shall not be required to comply with Section 7.06(b) and shall instead be deemed to have taken, on the date the Tender Offer Guarantee is issued (or, if later, on the date on which such Lender becomes a party to this Agreement), an undivided interest and participation in the Tender Offer Guarantee (in accordance with, and only to the extent of, its Commitment (net, on any date, of the aggregate outstanding amount of its Loans on any such date)). On receipt of a demand from the Lead Tender Offer Guarantor, such Lender shall promptly pay to the Tender Offer Guarantors the amount specified under Section 7.06(b).

         (d) The obligations of each Lender under Section 7.06(b) or (c) shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, waiver or consent granted by or to, or agreement with, any Borrower, any Guarantor, the CMF, any Lender or any other Person;

                  (ii) the release of any Borrower, any Guarantor, any Lender or any other Person under the terms of any agreement or arrangement with any creditor of such Person;

                  (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower, any Guarantor, the CMF or any other Person or arising under the Tender Offer Guarantee or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

                  (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Borrower, any Guarantor, the CMF, any Lender or any other Person;

                  (v) any amendment (however fundamental) or replacement or extension of or increase in liabilities under or reopening or renewal of the Tender Offer Guarantee (so that references in this Agreement to the Tender Offer Guarantee shall include each such amendment or replacement), this Agreement or any other document or security;

                  (vi) any unenforceability, illegality or invalidity of any obligation of any Person under this Agreement, the Tender Offer Guarantee or any other document or security; or

                  (vii) any insolvency or similar proceedings relating to any Person.

         SECTION 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any syndication agent, Agent, other Lender or Tender Offer Guarantor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any syndication agent, Agent, other Lender or Tender Offer Guarantor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agents. Any Agent may resign at any time by giving notice thereof to the Lenders and Alcan. Upon the resignation of the initial Administrative Agent, Alcan shall have the right, with the Arranger's consent, to appoint a successor Administrative Agent. Upon any other such resignation, the Required Lenders shall have the right, with Alcan's consent (which shall not be unreasonably withheld), to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of Canada or the United States (or any State thereof) and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent resigns as Agent hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

         SECTION 7.09. Agents' Fees. Alcan shall pay to each Agent for its own account fees in the amounts previously agreed upon between Alcan and such Agent.

         SECTION 7.10. Tender Offer Guarantors. (a) Nothing in this Agreement shall cause any Tender Offer Guarantor to become a trustee or fiduciary of any other Person.

         (b) Each Tender Offer Guarantor may accept deposits from, lend money to, and generally engage in any kind of business with Alcan or any Subsidiary or affiliate of Alcan as if it were not a Tender Offer Guarantor. No Tender Offer Guarantor shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

         (c) Each Tender Offer Guarantor may consult with legal counsel (who may be counsel for any Borrower), independent chartered accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Each Tender Offer Guarantor may act in relation to this Agreement through its personnel and agents.

         (d) None of the Tender Offer Guarantors, their respective affiliates and their respective directors, officers, agents or employees shall be liable for any action taken or not taken by such Tender Offer Guarantor or affiliate in connection herewith in the absence of its own gross negligence or willful misconduct. None of the Tender Offer Guarantors, their respective affiliates and their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (A) any statement, warranty or representation made in connection with this Agreement or
(B) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. No Tender Offer Guarantor shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile transmission, e-mail or similar communication) believed by it to be genuine or to be signed by the proper party or parties.

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Euro-Currency Loan:

                  (a) the Administrative Agent is advised by the Reference Banks that deposits in the applicable currency and amounts are not being offered to such Reference Banks in the London interbank market for such Interest Period, or

                  (b) in the case of Euro-Currency Loans, Lenders having at least 50% in aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding such Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to Alcan and the Lenders, whereupon until the Administrative Agent notifies Alcan that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Currency Loans in the affected currency or to continue outstanding Euro-Currency Loans in such currency for an additional Interest Period (or, if Dollars are affected, to convert outstanding Base Rate Loans to Euro-Dollar Loans) shall be suspended and (ii) each outstanding Euro-Currency Loan in such currency shall be converted to a Base Rate Loan at the Spot Conversion Rate on the last day of the then current Interest Period applicable thereto. Unless the relevant Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Borrowing comprised of Euro-Currency Loans for which a Notice of Borrowing has previously been given that it elects not to borrow such Borrowing on such date, such Borrowing shall instead be made as a Borrowing comprised of Base Rate Loans in the same aggregate Dollar Amount as the requested Borrowing.

         SECTION 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans in any currency to any Borrower and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and Alcan, whereupon until such Lender notifies Alcan and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Currency Loans to such Borrower in the affected currency or to continue outstanding Euro-Currency Loans to such Borrower in such currency for an additional Interest Period (or, if Dollars are affected, to convert outstanding Base Rate Loans to such Borrower to Euro-Dollar Loans) shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be disadvantageous to such Lender. If such notice is given, each of such Lender's outstanding Euro-Currency Loans to such Borrower in such currency shall be converted (at the Spot Conversion Rate in the case of each Alternative Currency
Loan) to a Base Rate Loan or, at the relevant Borrower's election, a Euro-Dollar Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Currency Loan if such Lender may lawfully continue to maintain and fund such Euro-Currency Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Euro-Currency Loan to such day. Interest and principal on any such Base Rate Loan shall be payable contemporaneously with the related Euro-Currency Loans of the other Lenders.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Currency Loan any such requirement included in an applicable Euro-Currency Reserve Percentage), special deposit, deposit insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its Euro-Currency Loans, any of its Notes or its obligation to make Euro-Currency Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Currency Loan or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under any of its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), Alcan shall pay, or cause the relevant Borrower to pay, to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of its obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), Alcan shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

         (c) Each Lender will promptly notify Alcan and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in its judgment, be disadvantageous to it. A certificate of any Lender claiming compensation under this Section 8.03(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         (d) If at any time any Subsidiary that is incorporated in, or conducts business in, a jurisdiction outside the United States or Canada becomes a Designated Subsidiary, all applicable laws, rules and regulations then in effect in such jurisdiction shall be deemed for purposes of Section 8.03(a) to have been adopted at such time and all applicable requests and directives theretofore made by any Governmental Authority, central bank or comparable agency in such jurisdiction shall be deemed for purposes of Section 8.03(a) to have been made at such time; provided that no Lender shall be obligated under
Section 8.03(c) to give notice of any such law, rule, regulation, request or directive, or to designate a different Applicable Lending Office by reason thereof, until an officer of such Lender responsible for administering this Agreement shall have become aware of such law, rule, regulation, request or directive and the relevant consequences thereof.

         SECTION 8.04. Taxes. (a) Any and all payments (other than the fees payable under Section 7.09) by any Borrower or Guarantor to or for the account of any Lender or the Administrative Agent (each, a "Relevant Payee") hereunder or under any Note shall be made free and clear of, and without deduction for, any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding:

                  (x) in the case of each Relevant Payee, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Relevant Payee is organized or any political subdivision thereof; and

                  (y) in the case of each Lender, taxes imposed on its net income, and franchise or similar taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof.

In the case of each Relevant Payee, all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities are hereinafter referred to as its "Taxes", and all such taxes excluded under the foregoing clauses (x) and (y) are hereinafter referred to as its "Domestic Taxes". If any Borrower or Guarantor shall be required by law to deduct any Taxes from or in respect of any sum (other than the fees payable under Section 7.09) payable hereunder or under any Note to any Relevant Payee, (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), such Relevant Payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Guarantor, as the case may be, shall make such deductions, (iii) such Borrower or Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower or Guarantor shall promptly furnish to the Administrative Agent, at its New York Office, the original or a certified copy of a receipt evidencing payment thereof, and, if such receipt relates to Taxes in respect of a sum payable to any Lender, the Administrative Agent shall promptly deliver such original or certified copy to such Lender.

         (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made by it hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any of its Notes (hereinafter referred to as "Other Taxes").

         (c) Each Borrower and Guarantor agrees to indemnify each Relevant Payee for the full amount of Taxes imposed with respect to amounts paid hereunder or under any Note (other than the fees payable under Section 7.09) and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04), whether or not correctly or legally imposed, paid by such Relevant Payee and any liability (including penalties, interest and expenses to the extent not attributable to the gross negligence or willful misconduct of such Relevant Payee) arising therefrom or with respect thereto. In addition, each Borrower and Guarantor agrees to indemnify each Relevant Payee for all Domestic Taxes of such Relevant Payee (calculated on a hypothetical basis at the maximum marginal rate for a corporation) and any liability (including penalties, interest and expenses to the extent not attributable to the gross negligence or willful misconduct of such Relevant Payee) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section 8.04. Indemnification pursuant to this subsection (c) shall be calculated before giving effect to any refund of tax or tax credit to be paid over to the relevant Borrower or Guarantor pursuant to Section 8.04(f) and shall be made within 15 days after the Relevant Payee makes demand therefor.

         (d) If any Borrower or Guarantor notifies any Lender that such Borrower or Guarantor would be required to pay additional amounts to or for the account of such Lender pursuant to this Section 8.04, such Lender will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not disadvantageous to such Lender.

         (e) Each Relevant Payee shall, at Alcan's request, use reasonable efforts (consistent with applicable legal and regulatory restrictions) to file any certificate or document requested by Alcan if the making of such a filing would eliminate or reduce the amount of any additional amounts payable to or for the account of such Relevant Payee pursuant to this Section 8.04 which may thereafter accrue and would not, in the sole judgment of such Relevant Payee, require such Relevant Payee to disclose any confidential or proprietary information or be otherwise disadvantageous to such Relevant Payee.

         (f)      If any Borrower or Guarantor makes any payment pursuant to
Section 8.04(a) or 8.04(c) with respect to a Lender, such Lender shall, upon the reasonable request and at the expense of such Borrower or Guarantor, use reasonable efforts to apply for a refund of tax (if such tax is not lawfully imposed) or a credit against its tax liabilities on account of such payment; provided that (A) such Lender shall have no obligation under this Section 8.04(f) if it determines, in its sole discretion, that claiming a refund or a credit would have adverse tax consequences to it and (B) such Lender shall not be under any obligation to claim a credit or refund in respect of such payment in priority to any other claims, reliefs, credits or deductions available to it. If such Lender receives such a refund or actually reduces its tax liabilities by utilizing such a credit, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such refund or credit, pay to the relevant Borrower or Guarantor an amount equal to the amount so received or utilized (less any out-of-pocket expenses or taxes attributable to the receipt of such refund or credit or its payment to the relevant Borrower or Guarantor); provided that such Lender shall be required to pay to such Borrower or Guarantor (i) only such amounts as such Lender determines, in its sole discretion and by using any reasonable method which such Lender deems appropriate, are attributable to such payment by such Borrower or Guarantor, and
(ii) only if no Event of Default exists at the time such Lender receives the relevant refund or credit. If a Lender is in an excess foreign tax credit position, such Lender shall be deemed not to have utilized a foreign tax credit with respect to any such payment by any Borrower or Guarantor. Each Borrower and Guarantor agrees to return, upon the request of a Lender, any payment made by such Lender under this Section 8.04(f) (plus penalties, interest and other charges imposed by a taxing authority) to such Lender if a taxing authority or such Lender determines that (x) such Lender is required to repay such refund or
(y) such Lender is unable to utilize such credit. Any calculation or determination made under this Section 8.04(f) by any Lender shall be conclusive and final. Nothing contained in this Section 8.04(f) shall be construed to (i) entitle any Borrower or Guarantor to obtain any tax or financial information from any Lender, to obtain any other information determined by any Lender, in its sole discretion, to be confidential or proprietary information of such Lender, or to inspect or review any books and records of any Lender, (ii) require any Lender to disclose to any Borrower, Guarantor or other party the basis of any calculation of the amount of any tax benefit or any other amount or the basis of any determination made under this Section 8.04(f), (iii) require any Lender to institute any administrative proceeding (other than the filing of a claim for any refund or credit) or judicial proceeding to obtain any refund or credit or (iv) interfere with the rights of any Lender to conduct its fiscal or tax affairs (including, without limitation, its determination as to whether to claim a deduction or credit in respect of foreign taxes) in such manner as it deems fit.

         SECTION 8.05. Replacement of Lender. If (i) the obligation of any Lender to make Euro-Currency Loans to any Borrower in any currency has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04, Alcan shall have the right, with the assistance of the Administrative Agent, to seek one or more Replacement Lenders to purchase the Loans and assume the Commitment of such Lender (the "Exiting Lender"). The Exiting Lender shall, upon reasonable notice and payment to it of the purchase price agreed between it and the Replacement Lender or Lenders (or, failing such agreement, a purchase price equal to the outstanding principal amount of its Loans and interest accrued thereon to but excluding the date of payment), assign all its rights and obligations under this Agreement and the Notes (including its Commitment) to the Replacement Lender or Lenders, and the Replacement Lender or Lenders shall assume their respective pro rata shares of each of such rights and obligations, in accordance with Section 10.06(c). In connection with any such sale, Alcan shall pay to the Exiting Lender all fees accrued for its account hereunder to but excluding the date of such sale plus, if demanded by the Exiting Lender at least two Domestic Business Days before such sale, (i) the amount of any compensation which would be due to the Exiting Lender under Section 2.15 if the relevant Borrowers had prepaid the outstanding Euro-Currency Loans of the Exiting Lender on the date of such sale and (ii) any additional compensation, Taxes or other amounts accrued for its account under Section 8.03 or 8.04 to but excluding said date (it being understood that the Exiting Lender shall retain its right to be compensated after the date of such sale for any such accrued amounts remaining unpaid).

         SECTION 8.06. Substitution of Dollar-Denominated Loans for Affected Euro-Currency Loans. (a) If and so long as the obligation of any Lender to make Euro-Currency Loans to any Borrower in any currency is suspended pursuant to
Section 8.02, such Lender shall, on the occasion of each Borrowing comprised of Euro-Currency Loans by such Borrower in such currency, make a Euro-Dollar Loan (or, if the affected currency is Dollars, a Base Rate Loan) to such Borrower on the date of such Borrowing in the same Dollar Amount as the Euro-Currency Loan that such Lender would otherwise have made as part of such Borrowing.

         (b)      If and so long as any Lender demands compensation under
Section 8.03 or 8.04 with respect to its Euro-Currency Loans to any Borrower in any currency, Alcan may, by at least three Euro-Currency Business Day's notice to such Lender and the Administrative Agent, require such Lender to make a Euro-Dollar Loan or Base Rate Loan (as specified in such notice) to such Borrower on the date of each Borrowing comprised of Euro-Currency Loans by such Borrower in such currency and in the same Dollar Amount as the Euro-Currency Loan that such Lender would otherwise have made as part of such Borrowing.

         (c) If, as a result of this Section or Section 8.02, any Lender's Loan included in any Group of Loans is of a different type or in a different currency than the other Loans in such Group, such Lender shall notify the relevant Borrower and the Administrative Agent if and when the circumstances giving rise to the related suspension of such Lender's obligations or its demand for compensation no longer exist. Promptly after such notice is given, such Lender, the relevant Borrower and the Administrative Agent shall make such arrangements as shall be required so that, on the first day of the next succeeding Interest Period applicable to such Group of Loans, such Lender's Loan included therein shall be converted to a Loan of the same type and currency (and increased or decreased, if necessary, so as to be in the same amount) as the Loan it would have had outstanding as part of such Group of Loans if the provisions of Section 8.02 or this Section, as the case may be, had never been applied thereto.

                                    ARTICLE 9
                                    GUARANTY

         SECTION 9.01. The Guaranty. Alcan hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan borrowed by any Designated Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Designated Subsidiary under this Agreement. Upon failure by any Designated Subsidiary to pay any such amount when due, Alcan shall forthwith on demand pay the amount not so paid at the place and in the manner and currency specified in this Agreement.

         SECTION 9.02. Guaranty Unconditional. The obligations of Alcan under this Article 9 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Designated Subsidiary under this Agreement or any of its Notes, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement or any Note of such Designated Subsidiary (except that the guarantee of Alcan under this Article 9 shall apply to the obligations of such Designated Subsidiary as modified, amended or supplemented thereby);

                  (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Designated Subsidiary under this Agreement or any of its Notes;

                  (iv) any change in the corporate existence, structure or ownership of any Designated Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Designated Subsidiary or its assets or any resulting release or discharge of any obligation of any Designated Subsidiary contained in this Agreement or any of its Notes;

                  (v) the existence of any claim, set-off or other rights which Alcan may have at any time against any Designated Subsidiary, Agent, Lender or other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against any Designated Subsidiary for any reason of this Agreement or any of its Notes, or any provision of applicable law or regulation purporting to prohibit the payment by any Designated Subsidiary of the principal of or interest on any of its Notes or any other amount payable by it under this Agreement; or

                  (vii) any other act or omission to act or delay of any kind by any Designated Subsidiary, Agent, Lender or other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Alcan's obligations hereunder.

         SECTION 9.03. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Alcan's obligations under this Article 9 shall remain in full force and effect until all the Commitments shall have terminated and the principal of and interest on the Loans of the

Designated Subsidiaries and all other amounts payable by Alcan and each Designated Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan of any Designated Subsidiary or any other amount payable by any Designated Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Designated Subsidiary or otherwise, Alcan's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 9.04. Waiver by Alcan. Alcan irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Designated Subsidiary or any other Person.

         SECTION 9.05. Subrogation. Upon making any payment with respect to the obligations of any Designated Subsidiary hereunder, Alcan shall be subrogated to the rights of the payee against such Designated Subsidiary with respect to such payment; provided that Alcan shall not enforce any payment by way of subrogation against such Designated Subsidiary so long as (i) any Lender has any Commitment hereunder (unless such Subsidiary is no longer a Designated Subsidiary for purposes hereof) or (ii) any amount payable by such Designated Subsidiary hereunder remains unpaid.

         SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any amounts payable by any Designated Subsidiary under this Agreement or its Notes is stayed upon the insolvency, bankruptcy or reorganization of such Designated Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by Alcan hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

                  (i) if to Alcan, at its address or telex or facsimile number set forth on the signature pages hereof;

                  (ii) if to the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof;

                  (iii) if to any Designated Subsidiary, at its address set forth in its Election to Participate;

                  (iv) if to any Lender, at its address or telex or facsimile number set forth in its Administrative Questionnaire;

                  (v) if to the Arranger at its address or facsimile number set forth on the signature pages hereof; or

                  (vi) if to the Lead Tender Offer Guarantor, at its address or facsimile number set forth on the signature pages hereof;

or in the case of any party, at such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and Alcan. Each such notice, request or other communication shall be effective (A) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (B) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (C) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (D) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

         SECTION 10.02. No Waivers. No failure or delay by any Agent, Lender or Tender Offer Guarantor in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.03. Expenses; Indemnification. (a) Alcan shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of special counsel for the Agents, in connection with the negotiation, preparation and administration of this Agreement or any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including fees and disbursements of counsel (including, without limitation, allocated costs of in-house counsel), in connection with such Event of Default and any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) Alcan agrees to indemnify each Agent, each Lender and each Tender Offer Guarantor, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each, an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, reasonable allocated costs of in-house counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

         (c) Alcan agrees to indemnify promptly, on demand, each Lender for any Counter-Indemnity Payment made by such Lender. The obligations of Alcan under this Section 10.03(c)
shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, waiver or consent granted by or to, or agreement with, any Borrower, any Guarantor, the CMF, any Lender or any other Person;

                  (ii) the release of any Borrower, any Guarantor, any Lender or any other Person under the terms of any agreement or arrangement with any creditor of such Person;

                  (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower, any Guarantor, the CMF or any other Person or arising under the Tender Offer Guarantee or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

                  (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Borrower, any Guarantor, the CMF, any Lender or any other Person;

                  (v) any amendment (however fundamental) or replacement or extension of or increase in liabilities under or reopening or renewal of the Tender Offer Guarantee (so that references in this Agreement to the Tender Offer Guarantee shall include each such amendment or replacement), this Agreement or any other document or security;

                  (vi) any unenforceability, illegality or invalidity of any obligation of any Person under this Agreement, the Tender Offer Guarantee or any other document or security; or

                  (vii) any insolvency or similar proceedings relating to any Person.

         SECTION 10.04. Set-offs. (a) If (i) an Event of Default has occurred and is continuing and (ii) Lenders holding more than 50% in aggregate Dollar Amount of the Loans have requested the Administrative Agent to declare the Loans to be immediately due and payable pursuant to Section 6.01, or the Loans have become immediately due and payable without notice as provided in Section 6.01, then each Lender is hereby authorized by each Borrower at any time and from time to time, to the extent permitted by applicable law, without notice to such Borrower (any such notice being expressly waived by each Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the account of such Borrower against any obligations of such Borrower to such Lender now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the relevant Borrower after any such set-off and application made by such Lender; provided that any failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders under this subsection are in addition to any other rights and remedies which the Lenders may have. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any of its Loans, whether acquired pursuant to Section 10.06(b), subsection (b) of this Section or otherwise, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to any Loan of the same Borrower held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans of the same Borrower held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans of the same Borrower held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this subsection shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the relevant Borrower other than its indebtedness under this Agreement.

         SECTION 10.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Alcan, each Subsidiary Guarantor (if any) and the Required Lenders (and, if the rights or duties of any Agent or Tender Offer Guarantor are affected thereby, by such Agent or Tender Offer Guarantor); provided that no such amendment or waiver shall, unless signed by all the
Lenders:

                  (i) increase or decrease any Commitment of any Lender (except for a ratable decrease in all the Commitments) or subject such Lender to any additional obligation;

                  (ii) reduce the principal of or rate of interest on any Loan or any fees payable hereunder with respect to the Commitments or the Loans; or

                  (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder with respect to the Commitments or the Loans;

                  (iv)     release Alcan from any of its obligations under
         Article 9 or Section 10.03(c) or release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guaranty Agreement;

                  (v) change this proviso or the definition of "Alternative Currencies"; or

                  (vi) change the percentage of the Commitments or of the aggregate Dollar Amount of the Loans, or the number of Lenders, which shall be required for the Lenders, or any of them, to take any action under this Section or any other provision of this Agreement.

No such amendment or waiver shall, unless signed by a Designated Subsidiary, (w) subject such Designated Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan to such Designated Subsidiary, (y) accelerate the stated maturity of any outstanding Loan to such Designated Subsidiary or (z) change this sentence.

         SECTION 10.06. Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders.

         (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Commitments or any or all of its Loans. If a Lender grants any such participating interest to a Participant, whether or not upon notice to the Borrowers and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 10.05 without the consent of the Participant. Any Lender that grants or agrees to grant one or more participating interests pursuant to this subsection shall be entitled to claim and receive under Section 2.15, 8.03 or 8.04 from time to time, for the benefit of itself and its Participants, the full amount that such Lender would have been entitled to claim and receive under said Section at such time if it had not granted or agreed to grant such participating interests. An assignment or other transfer which is not permitted by subsection (c) or (d) of this Section shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

         (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto signed by such Assignee and such transferor Lender, but only with (and subject to) the written consent of Alcan and the Administrative Agent (which consents shall not be unreasonably withheld); provided that (i) if an Assignee is an affiliate of such transferor Lender or was a Lender immediately before such assignment, no such consent shall be required, and (ii) Alcan's consent shall not be required if any of the Events of Default specified in subsection (a), (f) or (g) of
Section 6.01 has occurred and is continuing. No assignment of only a proportionate part of the rights and obligations of a Lender under this Agreement and the Notes may be made unless the "Assigned Amount" set forth in the related Assignment and Assumption Agreement, and the remaining amount retained by the transferor Lender, are each at least $1,000,000; provided that
(x) such minimum assigned amount (but not the minimum retention amount) shall not apply to an assignment to an Assignee that was a Lender immediately before such assignment and (y) neither such minimum assigned amount nor the minimum retention amount shall apply to any assignment effected while an Event of Default has occurred and is continuing. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Lender the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. Any such assignment shall include the same proportionate part of the transferor Lender's Commitment and outstanding Loans.

         (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such transferor Lender in connection with such transferor Lender's rights and obligations hereunder.

         (e) No Assignee or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Alcan's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under the circumstances referred to therein or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 10.07. No Reliance on Margin Stock. Each of the Lenders represents to each Agent and other Lender that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 10.08. Waiver of Jury Trial. EACH OF THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.09. Judicial Proceedings. (a) Submission to Jurisdiction. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         (b) Appointment of Agent for Service of Process. Each Borrower irrevocably designates and appoints CT Corporation System having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as such Borrower's authorized agent, to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding referred to in subsection (a) above in any federal or New York State court sitting in New York City. Each Borrower represents and warrants that such agent has agreed to accept such appointment. Said designation and appointment shall not be revocable by any Borrower until all principal, interest and other amounts payable hereunder shall have been paid in full in accordance with the provisions hereof or, if earlier, when such Borrower's status as a Borrower hereunder is terminated pursuant to
Section 2.18. If such agent shall cease to act as agent for any Borrower, such Borrower agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent.

         (c) Service of Process. Each Borrower consents to process being served in any suit, action or proceeding referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon its agent appointed as provided in subsection (b) above; provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to such Borrower at its address specified in or pursuant to
Section 10.01. Each Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, constitute valid and personal service upon and personal delivery to such Borrower.

         (d) No Limitation on Service or Suit. Nothing in this Section shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions.

         SECTION 10.10. Governing Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 10.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         [This space intentionally left blank - signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        ALCAN INC.

                        By /s/ David McAusland
                           ------------------------------------------------
                           Title: Senior Vice President, Mergers
                                  and Acquisitions, and Chief Legal Officer

                        1188 Sherbrooke Street West
                        Montreal, Quebec, Canada H3A 3G2
                        Attention: Glenn R. Lucas - Alcan Treasury
                        Telex No.: #05-25236
                        Facsimile: (514) 848-1571

                        MORGAN STANLEY SENIOR FUNDING
                        (NOVA SCOTIA) CO.,
                        as Administrative Agent and Lender

                        By /s/ Jaap Tonckens
                           ------------------------------------------------
                           Title: Vice President

                        181 Bay Street, Suite 3700
                        Toronto, Ontario, Canada M5J 2T3
                        Attention:
                        Facsimile:

                        MORGAN STANLEY SENIOR FUNDING
                        (NOVA SCOTIA) CO., as Arranger

                        By /s/ Jaap Tonckens
                           ------------------------------------------------
                           Title: Vice President

                        181 Bay Street, Suite 3700
                        Toronto, Ontario, Canada M5J 2T3
                        Attention:
                        Facsimile:

                        MORGAN STANLEY & CO.
                        INTERNATIONAL LIMITED,
                        as Lead Tender Offer Guarantor

                        By /s/ Michael Zauoi
                           ------------------------------------------------
                           Title: Managing Director

                        25 Cabot Square, Canary Wharf
                        London, England E14 4QA
                        Attention:
                        Facsimile: